                                CREDIT AGREEMENT


                                      among


                               NASH-FINCH COMPANY,

                                VARIOUS LENDERS,


                         U.S. BANK NATIONAL ASSOCIATION

                                       and

                         HARRIS TRUST AND SAVINGS BANK,
                             as Syndication Agents,


                      GENERAL ELECTRIC CAPITAL CORPORATION,
                             as Documentation Agent,

                                       and

                             BANKERS TRUST COMPANY,
                             as Administrative Agent


                        --------------------------------

                          Dated as of December 19, 2000

                        --------------------------------

            CREDIT AGREEMENT, dated as of December 19, 2000, among NASH-FINCH COMPANY, a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time, U.S. BANK NATIONAL ASSOCIATION and HARRIS TRUST AND SAVINGS BANK, as Syndication Agents (in such capacity, the "Syndication Agents" and, each a "Syndication Agent"), GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent (in such capacity, the "Documentation Agent"), and BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                              W I T N E S S E T H:


            WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. AMOUNT AND TERMS OF CREDIT.

            1.01 THE COMMITMENTS. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make a term loan or term loans (each a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans (i) shall be incurred pursuant to a single drawing on the Initial Borrowing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that, (A) except as otherwise specifically provided in Section 1.10(b), all Term Loans comprising the same Borrowing shall at all times be of the same Type, and (B) unless either the Administrative Agent otherwise agrees in its sole discretion or has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), prior to the 90th day following the Initial Borrowing Date, Term Loans may only be incurred and maintained as, and/or converted into, Eurodollar Loans so long as all such outstanding Eurodollar Loans, together with all outstanding Revolving Loans that are maintained as Eurodollar Loans, are subject to an Interest Period of one month which begins and ends on the same day, and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Term Loan Commitment of such Lender on the Initial Borrowing Date. Once repaid, Term Loans incurred hereunder may not be reborrowed.

            (b) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans
(i) shall be denominated in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that, (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same

Type, and (B) unless either the Administrative Agent otherwise agrees in its sole discretion or has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), prior to the 90th day following the Initial Borrowing Date, Revolving Loans may only be incurred and maintained as, and/or converted into, Eurodollar Loans so long as all such outstanding Eurodollar Loans, together with all outstanding Term Loans that are maintained as Eurodollar Loans, are subject to an Interest Period of one month which begins and ends on the same day, (iii) may be repaid and reborrowed in accordance with the provisions hereof, and (iv) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and
(II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time.

            (c) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be incurred and maintained as Base Rate Loans, (ii) shall be denominated in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(c), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists with respect to an RL Lender unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the outstanding Swingline Loans, and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Credit Party, the Administrative Agent or the Required Lenders stating that (x) one or more of the conditions specified in Section 5 or 6 are not then satisfied, (y) the making of such Swingline Loans would violate Section 1.01(c), or (z) a Default or an Event of Default exists and is continuing, until such time as the Swingline Lender shall have received (A) in the case of a notice of the type described in preceding clause (x), (y) or (z), written notice of rescission of all such notices (I) that any such condition specified in Sections 5 and 6 are not then satisfied, (II) that the making of such Swingline Loans would violate Section 1.01(c) or (III) of Default or Event of Default, as the case may be, from the party or parties originally delivering such notice or notices or (B) in the case of a notice of the type described in preceding clause (z), written notice of the waiver of such Default or Event of Default by the Required Lenders.

            (d) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (PROVIDED that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL Lenders (other than the Swingline Lender) PRO RATA based on each such RL Lender's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and
(v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), PROVIDED that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

            1.02 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount applicable to such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twelve Borrowings of Eurodollar Loans in the aggregate for all Tranches of Loans.

            1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur
(x) Eurodollar Loans hereunder, it shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder (PROVIDED that any such notice shall be deemed to have been given on a certain day only if given before 1:30 P.M. (New York time) on such day) and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), it shall give the Administrative Agent at the Notice Office prior notice of each Base Rate Loan to be incurred hereunder by no later than 1:00 P.M. (New York time) on the date that a Base Rate Loan is to be incurred. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day),
(iii) whether the Loans being incurred pursuant to such Borrowing shall constitute Term Loans or Revolving Loans, (iv) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto, (v) in the case of a Borrowing of Revolving Loans the proceeds of which are to be utilized to finance, in whole or in part, the purchase price of a Permitted Acquisition, the amount of the Total Unutilized Revolving Loan Commitment after giving effect to such Borrowing and (vi) in the case of any Borrowing of the Revolving Loans on any day within three months prior to the final maturity of the Receivables Facility as then in effect, calculations showing that after giving effect to such Borrowing the Total Unutilized Revolving Loan Commitment will be equal to or greater than that amount equal to the sum of (x) $30,000,000 plus (y) an amount equal to the aggregate outstanding Receivables Indebtedness under the Receivables Facility. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) (i) Whenever the Borrower desire to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day), and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

            (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(d).

            (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Controller, any Assistant Treasurer or the Director of Treasury of the Borrower, or from any other authorized officer of the Borrower designated in writing by the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or Swingline Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

            1.04 DISBURSEMENT OF FUNDS. No later than 4:30 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 4:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 1.01(d)), each Lender with a Commitment of the respective Tranche will make available its PRO RATA portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

            1.05 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Term Note" and, collectively, the "Term Notes"), (ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes"), and (iii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the "Swingline Note").

            (b) The Term Note issued to each Lender that has a Term Loan Commitment or outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Term Loans made by such Lender on the Initial Borrowing Date and be payable in the outstanding principal amount of Term Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) The Revolving Note issued to each Lender that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (d) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory
repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (e) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

            (f) Notwithstanding anything to the contrary contained above in this Section 1.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (e). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

            1.06 CONVERSIONS. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, PROVIDED that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default and no Event of Default is in existence on the date of the conversion, (iii) unless the Administrative Agent otherwise agrees in its sole discretion or has determined that the Syndication Date has occurred (at which time this clause
(iii) shall no longer be applicable), prior to the 90th day following the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans shall be subject to the provisions of clause (B) of the proviso in each of Sections 1.01(a)(iii) and 1.01(b)(ii), and (iv) no conversion pursuant to this
Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 1:00 P.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion/Continuation") in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

            1.07 PRO RATA BORROWINGS. All Borrowings of Loans under this Agreement shall be incurred from the Lenders PRO RATA on the basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

            1.08 INTEREST. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate each as in effect from time to time.

            (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time during such Interest Period plus the Eurodollar Rate for such Interest Period.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche from time to time, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans maintained as Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

            (d)     Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans of any Tranche, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Eurodollar Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period paplicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.09 INTEREST PERIODS. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 1:00 P.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower (but otherwise subject to the provisions of clause (B) of the proviso in each of Sections 1.01(a)(iii) and 1.01(b)(ii)), be a one, two, three or six month period, PROVIDED that (in each case):

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

            (vi) no Interest Period in respect of any Borrowing shall be selected which extends beyond the Maturity Date.

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, within five days after (or on such later date or dates as such Lender may indicate in) such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii), the Borrower may, and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii), the Borrower shall, either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, PROVIDED that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

            (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, within five days after (or on such later date or dates as such Lender may indicate in) its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, PROVIDED that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

            1.11 COMPENSATION. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

            1.12 CHANGE OF LENDING OFFICE. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

            1.13 REPLACEMENT OF LENDERS. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, PROVIDED that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01,
(y) the respective Issuing Lender an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (z) the Swingline Lender an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender.

            SECTION 2. LETTERS OF CREDIT.

            2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender, and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only. It is acknowledged and agreed that (i) each of the letters of credit which were issued under the Existing Credit Agreement prior to the Initial Borrowing Date and (ii) each of the letters of credit issued by U.S. Bank for the account of the Borrower or any of its Subsidiaries and, in each case which remain outstanding on the Initial Borrowing Date and are set forth on
Schedule III (each such letter of credit, an "Existing Letter of Credit" and, collectively, the "Existing Letters of Credit") shall, from and after the Initial Borrowing Date, constitute a Letter of Credit for all purposes of this Agreement and shall, for purposes of Sections 2.04 and 3.01, be deemed issued on the Initial Borrowing Date. The Stated Amount of each Existing Letter of Credit and the expiry date therefor is set forth on Schedule III.

            (b) Subject to and upon the terms and conditions set forth herein, the respective Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, PROVIDED that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

            (ii) such Issuing Lender shall have received from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 2.03(b).

            2.02 MAXIMUM LETTER OF CREDIT OUTSTANDINGS; FINAL MATURITIES. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $40,000,000 or (y) when added to the sum of
(I) the aggregate principal amount of all Revolving Loans then outstanding and
(II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time, and (ii) each Letter of Credit shall by its terms terminate (x) in the case of standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but, in each case, not beyond the fifth Business Day prior to the Maturity Date, on terms acceptable to the respective Issuing Lender) and (B) five Business Days prior to the Maturity Date, and (y) in the case of trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) 30 days prior to the Maturity Date.

            2.03 LETTER OF CREDIT REQUESTS; MINIMUM STATED AMOUNT. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days' (or such shorter period as is acceptable to the respective Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit C, appropriately completed (each a "Letter of Credit Request").

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the respective Issuing Lender has received notice from the Borrower, any other Credit Party, the Administrative Agent or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, the respective Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such issuance, modification or amendment, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment. With respect to trade Letters of Credit, the respective Issuing Lender shall, on the first Business Day of each week, deliver to the Administrative Agent, a detailed written report of the daily aggregate outstandings of all trade Letters of Credit issued by it for the previous week. The Administrative Agent shall, promptly after receipt of such report, provide each Participant with a copy of same. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to an RL Lender, no Issuing Lender shall be required to issue any Letter of Credit unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the Letter of Credit Outstandings.

            (c) The initial Stated Amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the respective Issuing Lender.

            2.04 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by the respective Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each RL Lender (other than such Issuing Lender in its capacity (if any) as an RL Lender) and each such RL Lender (in its capacity under this Section 2.04, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 1.13 or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, the respective Issuing Lender shall not have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

            (c) In the event that an Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the respective Issuing Lender its RL Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to the respective Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the respective Issuing Lender such other Participant's RL Percentage of any such payment.

            (d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (e) Upon the request of any Participant, the respective Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

            (f) The obligations of the Participants to make payments to the respective Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Issuing Lender, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            2.05 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower agrees to reimburse the respective Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans; PROVIDED, HOWEVER, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the

Borrower) at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans as in effect from time to time plus 2%, with such interest to be payable on demand. The respective Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, PROVIDED that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

            (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any Subsidiary of the Borrower may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; PROVIDED, HOWEVER, that the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

            2.06 INCREASED COSTS. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such governmental authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by such Issuing Lender or participated in by any Participant, or (ii) impose on such Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to such Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by such Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, within five days after the delivery of the certificate referred to below to the Borrower by such Issuing Lender or any Participant (or on such later date or dates as such Issuing Lender may indicate in such certificate) (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The respective Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

            SECTION 3. COMMITMENT COMMISSION; FEES; REDUCTIONS OF COMMITMENT.

            3.01 FEES. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting RL Lender a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to but excluding the Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate per annum equal to the Applicable Commitment Commission Percentage on the Unutilized Revolving Loan Commitment of such Non-Defaulting RL Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment is terminated.

            (b) The Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on each such RL Lender's respective RL Percentage) a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect with respect to Revolving Loans that are maintained as Eurodollar Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (c) The Borrower agrees to pay to the respective Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 0.15% on the daily Stated Amount of such Letter of Credit, PROVIDED that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500; it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (d) The Borrower agrees to pay to the respective Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

            (e) The Borrower agrees to pay to each Agent, for its account, such fees as may be agreed to in writing from time to time by the Borrower and the Administrative Agent.

            3.02 VOLUNTARY TERMINATION OF REVOLVING LOAN COMMITMENTS. (a) Upon at least three Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Revolving Loan Commitment in whole, or reduce it in part, pursuant to this
Section 3.02(a), in an integral multiple of $1,000,000 in the case of partial reductions to the Total Revolving Loan Commitment, PROVIDED that (x) if, as a result of any such termination or reduction to the Total Revolving Loan Commitment, any amounts are owing pursuant to Section 4.02(a), such amounts shall be repaid in accordance with the requirements of Section 4.02(a) concurrently with the effectiveness of such termination or reduction to the Total Revolving Loan Commitment and (y) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each RL Lender.

            (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the entire Revolving Loan Commitment of such Lender, so long as (x) all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 1.11 but excluding amounts owing in respect to Term Loans maintained by such Lender, if such Term Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts) and (y) after giving effect to the repayments pursuant to preceding clause (x), any additional payments owing at such time pursuant to Section 4.02(a) shall be made concurrently with the effectiveness of such termination, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Lender.

            3.03 MANDATORY REDUCTION OF COMMITMENTS. (a) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on December 29, 2000 unless the Initial Borrowing Date has occurred on or prior to such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of Term Loans on such date).

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall terminate in its entirety on the earlier of (i) the Maturity Date and (ii) unless the Required Lenders otherwise agree, the date on which a Change of Control occurs.

            (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date upon which a mandatory repayment of Term Loans pursuant to Section 4.02(b), (c) or (d) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

            (e) Each reduction to, or termination of, the Total Revolving Loan Commitment shall be applied to proportionately reduce or terminate, as the case may be, the Revolving Loan Commitment of each Lender with a Revolving Loan Commitment.

            SECTION 4. PREPAYMENTS; PAYMENTS; TAXES.

            4.01 VOLUNTARY PREPAYMENTS. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Notice Office (x) prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans by no later than 12:00 Noon (New York time) on the date of such prepayment and (y) prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans by no later than 1:30 P.M. (New York time) at least three Business Days' prior to the date of such prepayment, which notice (in each case) shall specify whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, and which notice the Administrative Agent shall, except in the case of a prepayment of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Term Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $1,000,000, (y) each partial prepayment of Revolving Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $250,000 and (z) each partial prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $100,000, PROVIDED that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans beyond the last day of the Interest Period then applicable thereto (and same shall automatically be converted into a Borrowing of Base Rate Loans on the last day of such Interest Period) and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not, so long as no Default and no Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender.

            (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans of such Lender (including all amounts, if any, owing pursuant to Section 1.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender (or owing to such Lender with respect to the Tranche which gave rise to the need to obtain such Lender's individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b), so long as (I) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b), the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to this Section 4.01(b), at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments, (II) the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained and
(III) after giving effect to all repayments made as described above in this
Section 4.01(b), any additional amounts owing pursuant to Section 4.02(a) at such time shall have been paid.

            4.02 MANDATORY REPAYMENTS. (a) On any day on which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower agrees to prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower agrees to pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

            (b) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 9.04 as in effect on the Effective Date), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied on such date as a mandatory repayment of outstanding Term Loans in accordance with the requirements of Section 4.02(f).

            (c) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale (other than any Asset Sale consummated pursuant to Section 9.02(xv) or (xvi)), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment of outstanding Term Loans in accordance with the requirements of Section 4.02(f); PROVIDED, HOWEVER, that with respect to no more than $10,000,000 in the aggregate of cash proceeds from Asset Sales (other than from Asset Sales consummated pursuant to Section 9.02(xv) or (xvi)) in any fiscal year of the Borrower, the Net Sale Proceeds therefrom shall not be required to be so applied on such date so long as no Default or Event of Default then exists and the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used to purchase assets used or to be used in the businesses permitted pursuant to Section 9.15 (including, without limitation (but only to the extent permitted by Section 8.14), the purchase of the assets or 100% of the equity of a Person engaged in such businesses) within 180 days following the date of such Asset Sale (which certificate shall set forth the estimates of the Net Sale Proceeds to be so expended), and PROVIDED FURTHER, that if all or any portion of such Net Sale Proceeds not required to be so applied as provided above in this Section 4.02(c) are not so reinvested within such 180-day period (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this
Section 4.02(c) without regard to the preceding proviso.

            (d) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds of any Asset Sale pursuant to Section 9.02(xv) or (xvi), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment of Revolving Loans (but not as a mandatory reduction to the Total Revolving Loan Commitment) in accordance with Section 4.02(f).

            (e) In addition to any other mandatory repayments pursuant to this Section 4.02, within three Business Days following each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied within such three Business Day period as a mandatory repayment of outstanding Term Loans in accordance with the requirements of Section 4.02(f); PROVIDED, HOWEVER, that so long as no Default or Event of Default then exists and the Net Insurance
Proceeds from any such Recovery Event do not exceed $5,000,000 (or, in the case of any such Recovery Event in respect of one or more of the Borrower's or any of its Subsidiaries' distribution centers, $10,000,000), such Net Insurance Proceeds shall not be required to be so applied within such three Business Day period to the extent that the Borrower has delivered a certificate to the Administrative Agent within such three Business Day period stating that such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 180 days following the date of the receipt of such Net Insurance Proceeds (which certificate shall set forth the estimates of the Net Insurance Proceeds to be so expended), and PROVIDED FURTHER, that (i) if the amount of such Net Insurance Proceeds exceeds $5,000,000 (or, in the case such Net Insurance Proceeds are in respect of a Recovery Event relating to one or more of the Borrower's or any of its Subsidiaries' distribution centers, $10,000,000), then the entire amount of such Net Insurance Proceeds (and not just the portion of such Net Insurance Proceeds in excess of $5,000,000 or $10,000,000, as the case may be) shall be applied as provided above in this Section 4.02(e), and (ii) if all or any portion of such Net Insurance Proceeds not required to be so applied pursuant to the preceding proviso are not so used within 180 days after the date of the receipt of such Net Insurance Proceeds (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest the Net Insurance Proceeds relating to such Recovery Event as set forth above), such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.02(e) without regard to the preceding proviso.

            (f)     With respect to each repayment of Loans required by this
Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Eurodollar Loans were made, PROVIDED that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

            (g) In addition to any other mandatory repayments pursuant to this Section 4.02, (i) all then outstanding Loans shall be repaid in full on the Maturity Date and (ii) unless the Required Lenders otherwise agree in writing (which agreement may be granted or withheld by the Lenders in their sole discretion), all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

            4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.04 NET PAYMENTS. (a) All payments made by the Borrower hereunder and under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). Except as provided in Section 4.04(b), if any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

            (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section

1.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this
Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective

Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

            (c)     If the Borrower pays any additional amount under this
Section 4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to Borrower an amount that such Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; PROVIDED, HOWEVER, that (i) each Lender may determine in its sole discretion consistent with the policies of such Lender whether to seek a Tax Benefit; (ii) any Taxes that are imposed on any Lender as a result of a disallowance or reduction (including through the expiration of any tax carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses; (iii) nothing in this Section 4.04(c) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns) and (iv) no Lender shall be required to pay the Borrower any amounts pursuant to this Section 4.04(c) at any time when a Default or Event of Default exists.

            SECTION 5. CONDITIONS PRECEDENT TO CREDIT EVENTS ON THE INITIAL BORROWING DATE. The obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

            5.01 EFFECTIVE DATE; NOTES. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Term Note and/or Revolving Note executed by the Borrower, and to the extent requested by the Swingline Lender, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

            5.02 OFFICER'S CERTIFICATE. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the Chief Executive Officer, the President or any Vice President of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5.06, 5.07, and
6.01 have been satisfied on such date.

            5.03 OPINIONS OF COUNSEL. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from general counsel of the Borrower, an opinion addressed to each Agent and each of the Lenders and dated the Initial Borrowing Date covering such matters as the Administrative Agent may reasonably request, (ii) from Oppenheimer, Wolff & Donnelly LLP, special counsel to the Credit Parties, an opinion addressed to each Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Agents may reasonably request and (iii) from local counsel in each State where any Mortgaged Property is located, an opinion in form and substance reasonably satisfactory to the Agents addressed to each Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

            5.04 CORPORATE DOCUMENTS; PROCEEDINGS; ETC. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the Chief Executive Officer, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation, certificate of formation, operating agreements and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

            (b) On the Initial Borrowing Date, all corporate, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and limited liability company proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, limited liability company or governmental authorities.

            (c) On the Initial Borrowing Date, the ownership and capital structure (including, without limitation, the terms of any equity interests, options, warrants or other securities issued by the Borrower or any of its Subsidiaries) shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

            5.05 EXISTING CREDIT AGREEMENT. On the Initial Borrowing Date, the total commitments in respect of the Existing Credit Agreement shall have been terminated, and all loans and notes (together with interest thereon) with respect thereto shall have been repaid in full, all letters of credit issued thereunder shall have been terminated (or either incorporated as Existing Letters of Credit hereunder or fully supported with Letters of Credit issued hereunder) and all other amounts (including premiums) owing pursuant to the Existing Credit Agreement shall have been repaid in full and all documents in respect of the Existing Credit Agreement and all guarantees with respect thereto shall have been terminated (except as to indemnification and similar provisions, which may survive to the extent provided therein) and be of no further force and effect. In addition, the creditors in respect of the Existing Credit Agreement shall have terminated and released all security interests in and Liens on the assets of the Borrower and its Subsidiaries created pursuant to any security documentation relating to the Existing Credit Agreement, and such creditors shall have returned all such assets to the Borrower or such

Subsidiary. The Administrative Agent shall have received evidence that the matters set forth in this Section 5.05 have been satisfied on such date.

            5.06 ADVERSE CHANGE; GOVERNMENTAL APPROVALS; ETC. (a) On the Initial Borrowing Date, nothing shall have occurred (and no Agent nor any Lenders shall have become aware of any facts, conditions or other information not previously known) which any Agent or the Required Lenders reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

            (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and material third party approvals in connection with the transactions contemplated by the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of any Loan, issuance of any Letter of Credit or the consummation of the transactions contemplated by the Credit Documents.

            5.07 LITIGATION. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Credit Document or any other documentation executed in connection herewith and therewith or the transactions contemplated hereby and thereby, or which any Agent or the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

            5.08 PLEDGE AGREEMENT. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated endorsements for transfer in the case of equity interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken and the Pledge Agreement shall be in full force and effect.

            5.09 SECURITY AGREEMENT. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as amended, modified or supplemented from time to time, the "Security Agreement") covering all of such Credit Party's Security Agreement Collateral, together with:

            (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement;

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports as of a recent date, listing all effective financing statements that name the Borrower or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name the Borrower or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

            (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests intended to be created by the Security Agreement; and

            (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken, and the Security Agreement shall be in full force and effect.

            5.10 SUBSIDIARIES GUARANTY. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit I (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

            5.11 MORTGAGES; TITLE INSURANCE; SURVEY; LANDLORD WAIVERS. On the Initial Borrowing Date, the Collateral Agent shall have received:

            (a) fully executed counterparts of Mortgages, each in form and substance reasonably satisfactory to the Administrative Agent, which Mortgages shall cover such of the Real Property owned by the Borrower or any Subsidiary Guarantor and designated as "Mortgaged Property" on Part A of Schedule IV, together with evidence that counterparts of such Mortgages have been delivered to the title insurance company insuring the Lien of such Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent desirable, to effectively create a valid and enforceable first priority mortgage lien, subject only to Permitted Encumbrances, on such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

            (b) Mortgage Policies on the Mortgages for the Mortgaged Properties issued by a title insurance company reasonably satisfactory to the Collateral Agent and in amounts satisfactory to the Collateral Agent and assuring the Collateral Agent that each of the Mortgages on such Mortgaged Properties is a valid and enforceable first priority mortgage lien on such Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances, and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent in its discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request;

            (c) to the extent requested by the Administrative Agent, surveys of the Mortgaged Properties, which surveys shall be (i) in form and substance reasonably satisfactory to the Collateral Agent, (ii) certified by a licensed professional surveyor reasonably satisfactory to the Collateral Agent and (iii) dated a date reasonably acceptable to the Collateral Agent; and

            (d) fully executed landlord waivers which shall cover the Real Property leased by the Borrower or any Subsidiary Guarantor and designated as "Leaseholds Subject to Landlord Waivers" on Part B of Schedule IV, each of which landlord waivers shall be in form and substance reasonably satisfactory to the Collateral Agent.

            5.12 OFFICER'S CERTIFICATE AS TO COMPLIANCE WITH EXISTING SENIOR SUBORDINATED INDENTURE. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the Chief Executive Officer, the Chief Financial Officer, the President or any Vice President of the Borrower, certifying that this Agreement and the incurrence of all Loans and the issuance of all Letters of Credit as permitted under this Agreement are, and when incurred or issued will be, permitted under Section 10.12 of the Existing Senior Subordinated Note Indenture.

            5.13 FINANCIAL STATEMENTS. On or prior to the Initial Borrowing Date, the Lenders shall have received true and correct copies of the historical financial statements referred to in Section 7.05(a), which historical financial statements shall be in form and substance reasonably satisfactory to each Agent and the Required Lenders.

            5.14 SOLVENCY CERTIFICATE; INSURANCE CERTIFICATES. On the Initial Borrowing Date, the Administrative Agent shall have received:

            (i) a solvency certificate from the chief financial officer of the Borrower in the form of Exhibit J;

            (ii) environmental assessments and analyses performed by ENVIRON Corporation and in form, scope and substance reasonably satisfactory to the Administrative Agent; and

            (iii)   certificates of insurance complying with the requirements of
      Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or as loss payee, and stating that such insurance shall not be canceled without at least 30 days' prior written notice by the insurer to the Collateral Agent.

            5.15 FEES, ETC. On the Initial Borrowing Date, the Borrower shall have paid to each Agent and each Lender all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to such Agent or such Lender to the extent then due.

            SECTION 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing
Date), and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Initial Borrowing Date), is subject, at the time of each such Credit Event, to the satisfaction of the following conditions:

            6.01 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            6.02 NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

            (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

            The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 6 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

            SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the

Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            7.01 ORGANIZATIONAL STATUS. Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            7.02 POWER AND AUTHORITY. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            7.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of the Borrower or any of its Subsidiaries.

            7.04 APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (x) for those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date and (y) filings which are necessary to perfect the Liens created under the Security Documents, which filings (other than in respect of motor vehicles, tractors and trailers) shall be made within 10 days following the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

            7.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES. (a) The consolidated balance sheet of the Borrower for its fiscal years and quarterly accounting period ended on January 2, 1999, January 1, 2000 and October 7, 2000, respectively, and the related consolidated statements of income, cash flows and shareholders' equity of the Borrower for its fiscal year or three fiscal quarter period, as the case may be, ended on such dates, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of the Borrower at the dates of such balance sheets and the consolidated results of the operations of the Borrower for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles (except, in the case of the aforementioned interim statements, for normal year-end audit adjustments and the absence of footnotes).

            (b) On and as of the Initial Borrowing Date and after giving effect to the transactions contemplated hereby and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith (i) the sum of the assets, at a fair valuation, of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed their respective debts, (ii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their respective ability to pay such debts as such debts mature, and (iii) the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their respective businesses. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            (c) Except (i) as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) and (ii) Indebtedness of the type described in Section 9.04(xii) and outstanding on the Initial Borrowing Date, there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Initial Borrowing Date, the Borrower knows of no basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (d) The Projections delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and such differences may be material.

            (e) After giving effect to the transactions contemplated hereby (but for this purpose assuming that such transactions and the related financing had occurred prior to January 1, 2000), since January 1, 2000, nothing has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

            7.06 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document or (ii) that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

            7.07 TRUE AND COMPLETE DISCLOSURE. All factual information furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided.

            7.08 USE OF PROCEEDS; MARGIN REGULATIONS. (a) All proceeds of the Term Loans will be used (i) to repay, in part, outstanding Indebtedness under the Existing Credit Agreement and (ii) to pay fees and expenses in connection therewith and in connection with this Agreement.

            (b) All proceeds of the Revolving Loans and the Swingline Loans shall be used (i) to repay, in part, outstanding Indebtedness under the Existing Credit Agreement and (ii) for the working capital and general corporate purposes of the Borrower and its Subsidiaries (including to effect Permitted Acquisitions and Capital Expenditures, in each case to the extent permitted by this Agreement).

            (c) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            7.09 TAX RETURNS AND PAYMENTS. Each of the Borrower and each of its Subsidiaries has timely (which shall include any automatic or discretionary filing extensions) filed or caused to be timely filed with the appropriate taxing authority all federal and state income tax returns and all other material tax returns, domestic and foreign (the "Returns") required to be filed by, or with respect to the income, properties or operations of, the Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Each of the Borrower and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than those that are being contested in good faith, that have been adequately disclosed on the financial statements of the Borrower and its Subsidiaries and for which adequate reserves are maintained in accordance with generally accepted accounting principles. The Borrower and each of its Subsidiaries has at all times paid, or has provided adequate reserves (as determined in good faith by the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current year to date. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Except with respect to the state taxes paid by the Borrower in the State of North Carolina in 1996 through 1998 tax years, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of federal income taxes or other material taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither the Borrower nor any of its Subsidiaries has incurred, nor will any of them incur, any material tax liability in connection with any other transactions contemplated hereby.

            7.10 COMPLIANCE WITH ERISA. (a) No facts or circumstances exist which would reasonably be expected to have a Material Adverse Effect in connection with the failure of any Plan, or the failure of the Borrower or an ERISA Affiliate with regard to any Plan, to comply with its terms and with all applicable laws, including, without limitation, ERISA and the Code.

            (b) Except with respect to any matter specified in this Section 7.10(b) (either individually or in the aggregate) which would not reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Borrower in the case of any matter relating to a Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA): (i) each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code (or has submitted, or is within the remedial amendment period for submitting, an application for a determination letter with the Internal Revenue Service and is awaiting receipt of a response); (ii) no Reportable Event has occurred; (iii) no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; (iv) no Plan (other than any Plan that is a multiemployer plan) has an Unfunded Current Liability which, when added to the aggregate amount of the Unfunded Current Liabilities with respect to all other such Plans, exceeds $10,000,000; (v) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; (vi) all contributions required to be made with respect to a Plan have been timely made; (vii) neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212
of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan;
(viii) no condition exists which could reasonably be expected to present a risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; (ix) no proceedings have been instituted pursuant to Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; (x) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or, to Borrower's knowledge, threatened; (xi) neither the Borrower nor any ERISA Affiliate has, or could reasonably be expected to incur, directly or indirectly, any withdrawal liability within the meaning of Section 4201 of ERISA in the event of a complete withdrawal from all Plans which are multiemployer plans; (xii) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code, and (xiii) no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

            (c) To the knowledge of the Borrower, no facts or circumstances exist which would reasonably be expected to have a Material Adverse Effect in connection with the failure of any Foreign Pension Plan, or the failure of the Borrower or any of its Subsidiaries with regard to any Foreign Pension Plan, to comply with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except with respect to matters specified in clauses (i), (ii) and/or (iii) below which (either individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect: (i) all contributions required to be made with respect to a Foreign Pension Plan have been timely made; (ii) neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan; and (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

            7.11 THE SECURITY DOCUMENTS. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein to the extent that such security interest in such Security Agreement Collateral may be perfected pursuant to the relevant UCC, subject to no other Liens other than Permitted Liens. The recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the Security Agreement.

            (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement constitute perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, subject to no security interests of any other Person except non-consensual Liens which constitute Permitted Liens and are junior in priority to the Liens and security interests created by the Pledge Agreement. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral under the Pledge Agreement other than with respect to that portion of the Pledge Agreement Collateral constituting a "general intangible" under the UCC.

            (c) Each Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens related thereto).

            7.12 PROPERTIES. (a) All Real Property owned or leased by the Borrower and each of its Subsidiaries as of the Initial Borrowing Date, and the nature of the interest therein, is correctly set forth in Part C of Schedule IV. Each of the Borrower and each of its Subsidiaries has good and marketable title to all material properties owned by it, including all material property reflected in the most recent historical balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

            (b) The fair market value (as determined in good faith by the Borrower) of each Real Property owned by the Borrower and its Subsidiaries as of the Initial Borrowing Date and set forth in Part A of Schedule IV is set forth opposite such Real Property listed in Part A of Schedule IV, and no other Real Property owned by the Borrower or any of its Subsidiaries as of the Initial Borrowing Date has a fair market value (as determined in good faith by the Borrower) in excess of $500,000 (other than such Real Property located in the State of Kentucky).

            7.13 CAPITALIZATION. (a) On the Effective Date, the authorized capital of the Borrower consists of (i) 25,000,000 shares of common stock, $1.66-2/3 par value per share, of which 11,484,707 shares are issued and outstanding and 225,824 of which are issued and held in treasury and (ii) 500,000 shares of blank check preferred stock, none of which shares shall be issued and outstanding. All outstanding shares of capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable. The Borrower does not have outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except
(i) for options or warrants to purchase shares of the Borrower's common stock which may be issued from time to time pursuant to any employee and/or director equity-based compensation plan and (ii) capital contributions which may be requested by the Majority Interest (as defined in the respective Hinky Dinky Operating Agreement) pursuant to any Hinky Dinky Operating Agreement.

            7.14 SUBSIDIARIES. As of the Initial Borrowing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule V. Schedule V correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of its Subsidiaries and also identifies the direct owner thereof.

            7.15 COMPLIANCE WITH STATUTES, ETC. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.16 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            7.17 PUBLIC UTILITY HOLDINGS COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

            7.18 ENVIRONMENTAL MATTERS. (a) Each of the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or
(ii) to cause any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

            (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries or to the knowledge of the Borrower, any property adjoining or adjacent to any such Real Property, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim.

            (c) Notwithstanding anything to the contrary in this Section 7.18, the representations and warranties made in this Section 7.18 shall not be untrue unless the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.19 LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries, or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question in existence with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

            7.20 INTELLECTUAL PROPERTY, ETC. Each of the Borrower and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

            7.21 INDEBTEDNESS. Schedule VI sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after the transactions contemplated hereby (excluding the Existing Senior Subordinated Notes, Indebtedness under the Receivables Facility, the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and lender and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

            7.22 INSURANCE. Schedule VII sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

            7.23 SUBORDINATION: DESIGNATION OF THE CREDIT DOCUMENTS AS "DESIGNATED SENIOR INDEBTEDNESS"; ETC. (a) The subordination provisions contained in the Existing Senior Subordinated Note Documents are enforceable against the Borrower, the Subsidiary Guarantors and the holders of the Existing Senior Subordinated Notes, and all Obligations hereunder and in the other Credit Documents are within the definitions of "Designated Senior Indebtedness" and

"Senior Indebtedness" included in such subordination provisions. In addition, the Borrower hereby designates this Agreement and each of the other Credit Documents (and all Obligations hereunder and thereunder) as "Designated Senior Indebtedness" for the purposes of the definition of "Designated Senior Indebtedness" contained in the Existing Senior Subordinated Note Indenture, with all such Credit Documents (and all Obligations thereunder) to be afforded the benefit of the subordination provisions contained in the Existing Senior Subordinated Note Indenture and the other Existing Senior Subordinated Note Documents.

            (b) All incurrences of Loans and the issuance of all Letters of Credit as permitted under this Agreement are, and when incurred or issued will be, permitted under (and shall give rise to no breach or violation of) the Existing Senior Subordinated Note Indenture. On the Initial Borrowing Date, and immediately before giving effect to the repayment of all amounts outstanding pursuant to the Existing Credit Agreement in accordance with the requirements of
Section 5.05, the aggregate principal amount of outstanding Indebtedness under the Existing Credit Agreement PLUS the total unutilized commitments thereunder is $350,000,000.

            SECTION 8. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

            8.01 INFORMATION COVENANTS. The Borrower will furnish to each
Lender:

            (a) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period, (ii) the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, (iii) statements of the Borrower's and its Subsidiaries' consolidated and consolidating revenues, profits and Consolidated EBITDA for each of its operating segments (i.e., food distribution, MDV and retail segments), in each case, for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and (iv) a schedule containing a summary of same store sales growth (expressed as a percentage) for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case in respect of preceding clauses (i), (ii), (iii) and (iv) setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year and, except in respect of preceding clause (iv), comparable budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 8.01(d), all of which shall be certified by the chief financial officer of the Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (v) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period.

            (b) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of the Borrower (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Ernst & Young LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or any Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) statements of the Borrower's and its Subsidiaries' consolidated and consolidating revenues, profits and Consolidated EBITDA for each of its operating segments (i.e., food distribution, MDV and retail segments) for such fiscal year and setting forth comparative figures for the preceding fiscal year, (iii) a schedule containing a summary of same store sales growth (expressed as a percentage) for such fiscal year and setting forth comparative figures for the preceding fiscal year, and (iv) management's discussion and analysis of the important operational and financial developments during such fiscal year.

            (c) MANAGEMENT LETTERS. Promptly after the Borrower's or any of its Subsidiaries' receipt thereof, a copy of any final "management letter" received from its certified public accountants and management's response thereto.

            (d) BUDGETS. No later than five days following the approval thereof by the Board of Directors of the Borrower, but in any event no later than 60 days following the first day of each fiscal year of the Borrower (commencing with its fiscal year commencing on or about January 1, 2001), a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets for the Borrower and its Subsidiaries on a consolidated basis prepared by the Borrower
(i) for each quarter of such fiscal year prepared in detail and (ii) for the five immediately succeeding fiscal years prepared in summary form, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

            (e) OFFICER'S CERTIFICATES, ETC. (I) At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a compliance certificate from the chief financial officer of the Borrower in the form of Exhibit K certifying on behalf of the Borrower that, to the best of such officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or any Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 4.02(c), 4.02(e), 9.01 through 9.05, inclusive, and 9.07 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be, (ii) certify (A) that there have been no changes to Annexes A through F of the Security Agreement and Annexes A through F of the Pledge Agreement, in each case since the Initial Borrowing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(e), or (B) if there have been any such changes, a list in reasonable detail of such changes and a certification that the Borrower and its Subsidiaries have taken all action required by the relevant Security Documents as may be necessary as a result of such changes so that all security interests purported to be created pursuant to such Security Documents continue to be fully perfected (to the extent required by the Security Documents), (iii) set forth a schedule of all loans and advances made by the Borrower and its Subsidiaries to their respective customers pursuant to Section 9.04(xii) or otherwise described in Schedule VI and which are outstanding at the end of the fiscal quarter of the year, as the case may be, in respect of which such financial statements are then being delivered, which schedule shall set forth for each such loan or advance (w) the amount of such loan or advance, (x) the obligee in respect thereto, (y) each guarantor, if any, of the obligations thereunder and (z) any and all assets pledged to any Credit Party as security for the repayment of such loan or advance; and (iv) in the event that any assets pledged as described in preceding clause (iii)(z) consist of Notes, Instruments and/or Certificated Securities (in each case, as defined in the Pledge Agreement), certify that the Borrower and the other Credit Parties have pledged, and delivered for pledge, all such Notes, Instruments and Certificated Securities to the Collateral Agent for the benefit of the Secured Creditors, in each case to the extent required by the Pledge Agreement.

            (II) Within five days following the end of each calendar month, a schedule setting forth (x) any and all Real Property in which the Borrower or any of its Subsidiaries has acquired a fee interest during the immediately preceding calendar month and any and all new retail stores opened by the Borrower or any of its Subsidiaries during the immediately preceding month and located on Real Property owned by the Borrower or one of its Subsidiaries, and
(y) the fair market value (as determined by the Borrower in good faith) of each such Real Property so acquired or on which such newly opened retail store is located.

            (f) NOTICE OF DEFAULT, LITIGATION AND MATERIAL ADVERSE EFFECT. Promptly, and in any event within three Business Days after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against the Borrower or any of its Subsidiaries (x) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Credit Document, or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

            (g) OTHER REPORTS AND FILINGS. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders (or any trustee, agent or other representative therefor) of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness.

            (h) ENVIRONMENTAL MATTERS. Promptly after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:

            (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

            (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

            (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

            (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; PROVIDED that in any event the Borrower shall deliver to each Lender all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto.

            (i) NOTICE OF DEFAULT UNDER CERTAIN LEASES. To the extent the Borrower shall not have delivered a fully executed landlord waiver for any Real Property set forth on Part B of Schedule IV, the Borrower shall promptly notify the Administrative Agent of the occurrence of any default by the Borrower or any of its Subsidiaries of any obligations as tenant under such Real Property.

            (j) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as any Agent or any Lender may reasonably request.

            8.02 BOOKS, RECORDS AND INSPECTIONS; ANNUAL MEETINGS. (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or the Required Lenders to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as such Agent or the Required Lenders may reasonably request.

            (b) At a date to be mutually agreed upon between the Administrative Agent and the Borrower occurring on or prior to the 120th day after the close of each fiscal year of the Borrower, the Borrower will, at the request of the Administrative Agent, hold a meeting with all of the Lenders which are available to attend such meeting (either in person or by teleconference or other similar means), at which meeting will be reviewed the financial results of the Borrower and its Subsidiaries for the previous fiscal year and the budgets presented for the then current fiscal year of the Borrower.

            8.03 INSURANCE. (a) The Borrower will, and will cause each of its Subsidiaries to (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and
(ii) furnish to the Administrative Agent and each of the Lenders, upon request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, the Borrower will at all times cause insurance of the types described in Schedule VII to be maintained (with the same scope of coverage as that described in Schedule VII) at levels which are consistent with its practices immediately before the Initial Borrowing Date, or in such other form, smaller scope and/or lesser amount as may be acceptable to the Administrative Agent. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance. The provisions of this
Section 8.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

            (b) The Borrower will, and will cause each Subsidiary Guarantor to, at all times keep the respective property of the Borrower and each Subsidiary Guarantor insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, the Borrower or any Subsidiary Guarantor) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers' compensation insurance), (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent (or copies thereof shall be deposited with the Collateral Agent).

            (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so name the Collateral Agent as an additional insured, mortgagee or loss payee, as the case may be, or so deposit all certificates (or copies thereof) with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon five Business Days notice to the Borrower, to procure such insurance and take any such other aforementioned action, and the Credit Parties agree jointly and severally to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance and taking any such other aforementioned action.

            8.04 EXISTENCE; FRANCHISES. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents; PROVIDED, HOWEVER, that nothing in this Section 8.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with
Section 9.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.05 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.06 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such

Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

            (b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 8.01(i), (ii) at any time that the Borrower or any of its Subsidiaries are not in compliance with Section 8.06(a) or (iii) at any time when an Event of Default is in existence, the Borrower will provide, at its sole expense and at the request of the Administrative Agent or the Required Lenders, an environmental site assessment report concerning (x) in the case of preceding clauses (i) and (ii), the specific parcel of Real Property referenced in such notice or the subject of such non-compliance and (y) in the case of preceding clause (iii), any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 30 days after such request was made, the Administrative Agent or Required Lenders, as the case may be, may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower.

            8.07 ERISA. As soon as possible and, in any event, within ten (10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other governmental agency, or a Plan participant and any notices received by the Borrower, such Subsidiary or such ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA or Foreign Pension Plan has not been timely made (for this purpose, any quarterly contribution pursuant to Section 412(m) of the Code or Section 302(e) of ERISA that is made within 30 days after the date on which it is due will be deemed to have been timely made); that a Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan (other than any Plan that is a multiemployer plan) has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, could reasonably be expected to have a Material Adverse Effect; that proceedings may be or have been or are reasonably expected to be instituted pursuant to Section 4042 of ERISA to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate would reasonably be expected to incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of
ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any liability for retiree benefits pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by the severance pay Plans of the Borrower or any of its Subsidiaries or Section 601 of ERISA) that could reasonably be expected to result in a Material Adverse Effect. The Borrower will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. At the request of any Lender, the Borrower will also deliver to such Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from any governmental agency with respect to any Plan or Foreign Pension Plan or received from any governmental agency or plan administrator or sponsor or trustee with respect to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA), shall be delivered to the Lenders no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or any other governmental agency or such notice has been received by the Borrower, the respective Subsidiary or the ERISA Affiliate, as applicable. The Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.08 END OF FISCAL YEARS; FISCAL QUARTERS. The Borrower will cause
(i) each of its, and each of its Subsidiaries', fiscal years to end on the Saturday closest to December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on dates consistent with such fiscal year ends and the practices of the Borrower prior to the Effective Date.

            8.09 PERFORMANCE OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.10 PAYMENT OF TAXES. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Section 9.01(i); PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

            8.11 USE OF PROCEEDS. The Borrower will use the proceeds of the Loans only as provided in Section 7.08.

            8.12 ADDITIONAL SECURITY; FURTHER ASSURANCES; ETC. (a) The Borrower will, and will cause each of the other Credit Parties to, grant to the Collateral Agent for the benefit of the Secured Creditors security interests and Mortgages in such assets and properties of the Borrower and the other Credit Parties as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"). All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and Mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

            (b) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will, and will cause the other Credit Parties to, deliver to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that the Borrower and its Subsidiaries have complied with this Section 8.12.

            (c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of the Borrower and its Subsidiaries constituting Collateral, the Borrower will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which appraisals shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

            (d) Notwithstanding anything to the contrary contained above in this Section 8.12, the Receivables Subsidiary shall not be required to execute or deliver any Credit Documents, although all equity interests in the Receivables Subsidiary owned by any Credit Party shall be required to be pledged pursuant to the Pledge Agreement.

            (e) Each of the Borrower, each Agent and each Lender acknowledge and agree that on the Initial Borrowing Date no action has been taken to perfect the security interests created pursuant to the Security Agreement in the Borrower's and its Subsidiaries' motor vehicles, tractors or trailers (except to the extent that such perfection would occur under relevant State law as a result of the filing of forms UCC-1 (or the appropriate equivalent) under relevant State law), provided that upon the written request of the Administrative Agent or the Required Lenders at any time thereafter, the Borrower will, and will cause each of the other Credit Parties to, take, at their expense, all action (including, without limitation, notations on certificates of title under applicable State law) as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect such security interests in such motor vehicles, tractors and/or trailers such that all such security interests are perfected within 60 days (or such later date as may be agreed to by the Administrative Agent or the Required Lenders, as the case may be, in its or their sole discretion) following the date of such written request.

            (f)     Notwithstanding anything to the contrary contained above in
Section 8.12, no Foreign Subsidiary of the Borrower shall be required to enter into any pledge agreement, security agreement or guaranty described in this
Section 8.12 except as required by such Section 8.13.

            (g) Within 60 days following the acquisition of a fee interest in Real Property by, or the opening of a new retail store located on any Real Property (other than any Real Property located in the State of Kentucky) owned by, the Borrower or any Subsidiary Guarantor, in either case having a fair market value equal to or greater than $500,000, the Borrower will, or cause the respective Subsidiary Guarantor to, grant to the Collateral Agent for the benefit of the Secured Creditors, a Mortgage on any such Real Property. All such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute a valid and enforceable perfected mortgage Lien on the respective Real Property superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. Such Mortgages and all instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to such Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

            (h) Within 60 days following the repayment of the respective Indebtedness secured by the relevant Real Property designated on Schedule IV Part C as a "Real Property Subject to an Existing Third-Party Mortgage Lien" and the release of such mortgage Lien, the Borrower will, or cause the respective Subsidiary Guarantor to, grant to the Collateral Agent for the benefit of the Secured Creditors, a Mortgage on any such Real Property. All such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute a valid and enforceable perfected mortgage Lien on the respective Real Property superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. Such Mortgages and all instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to such Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

            (i) The Borrower shall use reasonable commercial efforts to obtain consents, from the respective mortgagee of each Real Property designated on Schedule IV Part C as a "Real Property Subject to an Existing Third-Party Mortgage" where the underlying fair market value of such Real Property (calculated based on the tax assessed value thereof) is in excess of the Indebtedness (in each case as of the Initial Borrowing Date) secured thereby, to place a second mortgage Lien on such Real Property, and, within 60 days following the date any such consent is obtained, the Borrower will, or cause the respective Subsidiary Guarantor to, grant to the Collateral Agent for the benefit of the Secured Creditors, a Mortgage on any such Real Property providing for second Lien on such Real Property. All such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute a valid and enforceable perfected second mortgage Lien on the respective Real Property. Such Mortgages and all instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to such Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

            (j) The Borrower agrees that each action required by clauses (a) through (c) of this Section 8.12 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders; PROVIDED that, in no event will the Borrower or any of its Subsidiaries be required to take any action, other than using commercially reasonable efforts, to obtain consents or waivers from third parties with respect to its compliance with this Section 8.12.

            8.13 FOREIGN SUBSIDIARIES SECURITY. If, following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, the Borrower does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause any undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be promptly pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall promptly execute and deliver the Security Agreement and Pledge Agreement (or another security agreement or pledge agreement in substantially similar form, if needed), granting the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement entered into with a Secured Creditor and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall promptly execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement entered into with a Secured Creditor, in each case to the extent that the entering into of the Security Agreement, Pledge Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.13 to be in form and substance reasonably satisfactory to the Administrative Agent.

            8.14 PERMITTED ACQUISITIONS. (a) Subject to the provisions of this
Section 8.14 and the requirements contained in the definition of Permitted Acquisition, the Borrower and the Subsidiary Guarantors may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in advance of the specific Permitted Acquisition): (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given to the Administrative

Agent at least 10 Business Days' prior written notice of any Permitted Acquisition, which notice shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (iii) calculations are made by the Borrower showing compliance with the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.11 for the respective Calculation Period on a PRO FORMA Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period;
(iv) based on good faith projections prepared by the Borrower for the period from the date of the consummation of the respective Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the financial covenants set forth in Sections 9.08, 9.09, 9.10 and 9.11 shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in such Sections 9.08, 9.09, 9.10 and 9.11 as compliance with such financial covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) the aggregate consideration (including, for this purpose, (x) the aggregate amount paid and reasonably expected to be paid (based on good faith projections prepared by the Borrower) on or prior to the Maturity Date pursuant to any earn-out, non-compete, consulting or deferred compensation or purchase price adjustments or similar arrangements and (y) any Indebtedness assumed, incurred or issued in connection therewith, but excluding any common stock of the Borrower or Qualified Preferred Stock issued as part of such consideration) for all Permitted Acquisitions consummated during any fiscal year of the Borrower shall not exceed $50,000,000 (or, if the Borrower's Leverage Ratio for the respective Calculation Period as determined on a PRO FORMA Basis as if the respective Permitted Acquisition (and all other Permitted Acquisitions consummated during the relevant Calculation Period) had occurred on the first day of such Calculation Period is less than 2.00:1.00, $75,000,000);
(vii) neither the Borrower nor any of its Subsidiaries shall incur or assume any Indebtedness in connection with any Permitted Acquisition unless such Indebtedness is otherwise permitted pursuant to Section 9.04(viii); (viii) immediately after giving effect to each Permitted Acquisition (and all payments to be made in connection therewith, including for this purpose (as if paid on the date of the consummation of the respective Permitted Acquisition) the aggregate amount paid and reasonably expected to be paid (based on good faith projections prepared by the Borrower) on or within one year after the date of the consummation of the of the Permitted Acquisition pursuant to any earn-out, non-compete, consulting or deferred compensation or purchase price adjustments or similar arrangements), the Total Unutilized Revolving Loan Commitment (reduced by any payments not theretofore made but which are required to be taken into account in accordance with the provisions of the immediately preceding parenthetical) shall equal or exceed $50,000,000; and (ix) the Borrower shall have delivered to the Administrative Agent and each Lender a certificate executed by its chief financial officer, certifying to the best of such officer's knowledge, compliance with the requirements of preceding clauses (i) through (viii), inclusive, and containing the calculations (in reasonable detail) required by the preceding clauses (iii), (iv), (vi) and (viii).

            (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, the capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.

            (c) The Borrower will cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation as and to the extent required by, Sections 8.12 and 9.16, to the reasonable satisfaction of the Administrative Agent.

            (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications pursuant to this Section 8.14 are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

            8.15 OWNERSHIP OF SUBSIDIARIES; ETC. (a) Except (i) for the Hinky Dinky Subsidiaries and the Super Foods Subsidiaries, (ii) for any Subsidiary in which all Investments therein by the Borrower and its Subsidiaries have been justified pursuant to Section 9.05(xvi) and (iii) any non-Wholly-Owned Subsidiary acquired pursuant to a Permitted Acquisition consummated in accordance with the terms hereof, each Credit Party shall directly or indirectly own 100% of the Equity Interests of each of its Subsidiaries; provided that the exceptions specified in preceding clauses (ii) and (iii) shall only be available so long as no Default or Event of Default under Section 10.12 shall occur as a result of the respective use thereof.

            (b) The Borrower shall at all times directly own 100% of the outstanding Equity Interests in the Receivables Subsidiary.

            8.16 MAINTENANCE OF COMPANY SEPARATENESS. Each Credit Party will, and will cause each of its Subsidiaries to, satisfy customary corporate, limited liability company or partnership formalities, as the case may be, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate, limited liability company or partnership, as the case may be, offices and records. Neither the Borrower nor any other Credit Party shall make any payment to a creditor of the Receivables Subsidiary in respect of any liability of the Receivables Subsidiary, and no bank account of the Receivables Subsidiary shall be commingled with any bank account of the Borrower or any other Credit Party. Any financial statements distributed to any creditors of the Receivables Subsidiary shall clearly establish or indicate the corporate separateness of the Receivables Subsidiary from the Borrower and its other Subsidiaries. Finally, neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate, limited liability company or partnership, as the case may be, existence of any Credit Party or the Receivables Subsidiary being ignored, or in the assets and liabilities of the Borrower or any other Credit Party being substantively consolidated with those of the Receivables Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

            8.17 NO OTHER "DESIGNATED SENIOR INDEBTEDNESS". The Borrower shall not designate, or permit the designation of, any Indebtedness (other than under this Agreement or the other Credit Documents) as "Designated Senior Indebtedness" for the purpose of the definition of the same or the subordination provisions contained in the Senior Subordinated Note Indenture.

            SECTION 9. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

            9.01 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; PROVIDED that the provisions of this
Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

            (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such Schedule VIII for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule VIII, PROVIDED that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

            (iv)    Liens created pursuant to the Security Documents;

            (v) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

            (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iv), PROVIDED that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

            (vii) Liens placed upon equipment, machinery or Real Property acquired by the Borrower or any of its Subsidiaries (other than the Receivables Subsidiary) after the Initial Borrowing Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries and placed at the time of the acquisition thereof (or the construction of a new store thereon in the case of Real Property) by the Borrower or such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof (or the construction of a new store thereon in the case of Real Property) or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, machinery or Real Property (or the construction of a new store thereon in the case of Real Property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, PROVIDED that (x) the Indebtedness secured by such Liens is permitted by
      Section 9.04(v) and (y) in all events, the Lien encumbering the equipment, machinery or Real Property so acquired does not encumber any other asset of the Borrower or such Subsidiary;

            (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

            (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries (other than the Receivables Subsidiary) in the ordinary course of business;

            (x) Liens arising out of the existence of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, PROVIDED that the aggregate amount of all cash and the fair market value of all other property subject to such Liens does not exceed $10,000,000 (including penalties and interest) at any time outstanding;

            (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

            (xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money), PROVIDED that the aggregate amount of all cash and the fair market value of all other property subject to all Liens permitted by this clause (xii) shall not at any time exceed $10,000,000;

            (xiii) Permitted Encumbrances;

            (xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, PROVIDED that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(viii), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

            (xv) Liens securing Indebtedness outstanding under any Permitted Acquisition Seller Note issued in accordance with the terms of the definition thereof so long as (i) any such Indebtedness is permitted to exist under Section 9.04(viii), (ii) in no event shall the Lien securing such Indebtedness extend to (x) any assets of the Borrower or any of its Subsidiaries other than the assets the subject of the respective Permitted Acquisition financed (in whole or in part) with such Permitted Acquisition Seller Note or (y) any Equity Interests of the Borrower or any of its Subsidiaries, (iii) the fair market value of the assets subject to any such Lien (as determined by the Borrower in good faith on the date of the issuance of the respective Acquisition Seller Note or, if later, the first date upon which such assets become security therefor) shall not exceed 125% of the face amount of the Permitted Acquisition Seller Note with respect to which such assets are pledged as security for the Borrower's obligations thereunder and (iv) the aggregate fair market value of all assets subject to all Liens permitted by this clause (xv) shall not at any time (except as a result of fluctuations in market values of the assets subject to such Liens, so long as on each date upon which any Liens are created or granted pursuant to this clause (xv) the test set forth in this clause (iv) is satisfied) exceed $5,000,000; and

            (xvi) Liens in or upon Receivables Facility Assets sold or otherwise transferred pursuant to the Receivables Facility Documents so long as all Indebtedness relating thereto is permitted under Section 9.04(xiii).

In connection with the granting by the Borrower or any of its Subsidiaries of Liens of the type described in clauses (vi), (vii), (xiv), (xv) and (xvi) of this Section 9.01, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

            9.02 CONSOLIDATION, MERGER, PURCHASE OR SALE OF ASSETS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

            (i) Capital Expenditures by the Borrower or any of its Subsidiaries (other than the Receivables Subsidiary) shall be permitted to the extent not in violation of Section 9.07;

            (ii) each of the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may make sales of inventory in the ordinary course of business;

            (iii) each of the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may sell obsolete, uneconomic or worn-out equipment, materials or other assets (other than Real Property) in the ordinary course of business;

            (iv)    Investments may be made to the extent permitted by Section
      9.05;

            (v) the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may sell assets (other than Equity Interests of any Subsidiary), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be) therefor, (x) the total consideration (taking the amount of cash and Cash Equivalents, and the fair market value (as determined by the Borrower in good faith) of all other consideration or, if higher in the case of any promissory notes received as consideration, the principal or face amount thereof) received by the Borrower or such Subsidiary is at least 90% cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(c) and (z) the aggregate amount of the proceeds (taking the amount of cash and Cash Equivalents, and the fair market value (as determined by the Borrower in good faith) of all other consideration or, if higher in the case of any promissory notes received as consideration, the principal or face amount thereof) received from all assets sold pursuant to this clause (v) shall not exceed $5,000,000;

            (vi) each of the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may, in the ordinary course of business, lease (as lessee) other than pursuant to a Customer Lease Arrangement or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04(iv));

            (vii) each of the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

            (viii) each of the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may, in the ordinary course of business, grant licenses, sublicenses or leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, in each case so long as no such grant (i) is pursuant to a Customer Lease Arrangement or (ii) otherwise affects the Collateral Agent's security interest in the asset or property subject thereto;

            (ix) any Subsidiary of the Borrower (other than the Receivables Subsidiary) may transfer assets to the Borrower or to any Subsidiary Guarantor, so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

            (x) any Subsidiary of the Borrower (other than the Receivables Subsidiary) may merge with and into, or be dissolved or liquidated into, the Borrower or any Subsidiary Guarantor so long as (i) in the case of any such merger, dissolution or liquidation involving the Borrower, the Borrower is the surviving corporation of any such merger, dissolution or liquidation (it being understood and agreed that the Borrower may not be liquidated or dissolved), (ii) in all other cases, the respective Subsidiary Guarantor is the surviving corporation of any such merger, dissolution or liquidation and (iii) in all cases, the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

            (xi) sales, contributions and other transfers by the Receivables Sellers of Receivables Facility Assets to the Receivables Subsidiary and sales and other transfers of Receivables Facility Assets by the Receivables Subsidiary to one or more purchasers pursuant to the Receivables Facility, and purchases and acquisitions of Receivables

      Facility Assets by the Receivables Subsidiary, in each case pursuant to the terms of the Receivables Facility, shall be permitted;

            (xii) Permitted Acquisitions may be made to the extent permitted by Section 8.14;

            (xiii) the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may enter into Customer Lease Arrangements in accordance with the definition thereof so long as the Consolidated Rental Expense attributable to all such Customer Lease Arrangements (i.e., the portion of Consolidated Rental Expense attributable to the properties leased by the Borrower and its Subsidiaries, and then in turn subleased to customers, in each case without reducing such Consolidated Rental Expense by any payments (sublease or otherwise) received by the Borrower and its Subsidiaries pursuant to the subleases of such Real Property) does not exceed $25,000,000 during any fiscal year of the Borrower;

            (xiv) the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may close its retail stores so long as such stores are either obsolete or uneconomic or the Borrower or such Subsidiary shall have determined in its reasonable business judgment that the closure of such store would improve the financial condition of the Borrower and its Subsidiaries taken as a whole, provided that the aggregate fair market value (as determined in good faith by the Borrower) of all such retail stores closed in any fiscal year of the Borrower shall not exceed $5,000,000;

            (xv) each of the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may sell its currently closed distribution centers and retail stores listed on Schedule IX so long as (x) 100% of the Net Sale Proceeds therefrom are applied to repay outstanding Revolving Loans (but not as a mandatory reduction to the Total Revolving Loan Commitment) in accordance with Section 4.02(f) and (y) any consideration therefor in the form of promissory notes shall, and any security for the obligations therefor shall, be pledged to the Collateral Agent to the extent required by the Pledge Agreement;

            (xvi) each of the Borrower and its Subsidiaries (other than the Receivable Subsidiary) may sell Southeast Regional Stores so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower) therefor, (x) no more than $5,000,000 of the total consideration received by the Borrower and all of its Subsidiaries for all sales pursuant to this clause (xvi) shall consist of promissory notes, with the remainder of such consideration to be in the form of cash, (y) any consideration therefor in the form of promissory notes shall, and any security for the obligations therefor shall, be pledged to the Collateral Agent to the extent required by the Pledge Agreement, and (z) the Net Sale Proceeds therefrom are applied to repay outstanding Revolving Loans (but not as a mandatory reduction to the Total Revolving Loan Commitment) in accordance with Section 4.02(f);

            (xvii) the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may sell retail stores, so long as (t) no Default or Event of Default then exists or would result therefrom, (u) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower) therefor, (v) the consideration therefor shall be cash or promissory notes received by the Borrower or the respective Subsidiary, provided that any such consideration for any inventory located in such stores which is in the form of promissory notes shall be otherwise permitted under Section 9.05(xii) and shall, and any security for the obligations therefor shall, be pledged to the Collateral Agent to the extent required by the Pledge Agreement, (w) each promissory note issued by the purchaser of such assets shall be guaranteed and secured on a basis consistent with the Borrower's customary procedures and its past practices, (x) the Borrower shall have obtained from the respective purchaser of such assets written commitments to purchase inventory from the Borrower and/or one or more of its Subsidiaries for a period of at least five years from the date of such purchase and in amounts as are consistent with the Borrower's past practices, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by
      Section 4.02(c), (z) the aggregate amount of proceeds taking the amount of cash and Cash Equivalents, and the fair market value (as determined by the Borrower in good faith) of all other consideration or, if higher in the case of any promissory notes incurred as consideration, the principal or the face amount thereof) received from all assets sold pursuant to this clause (xvii) shall not exceed (I) $10,000,000 in any fiscal year of the Borrower or (II) $25,000,000 in the aggregate; and

            (xviii) the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may purchase outstanding membership interests in the Hinky Dinky Subsidiaries from the minority equityholders thereof so long as (x) no Default or Event of Default then exists or would arise therefrom, (y) 100% of the consideration therefor shall be in cash, and
      (z) the aggregate consideration paid in respect of purchases of all the outstanding membership interests in the Hinky Dinky Subsidiaries held by the minority equityholders thereof, when added to the aggregate amount of all cash payments made after the Effective Date pursuant to Sections 9.03(v) and (vi), shall not exceed $12,000,000.

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to the Borrower or a Subsidiary thereof (other than the Receivables Subsidiary in the case of sales pursuant to Section 9.02(xi)) thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            9.03 RESTRICTED PAYMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, (x) authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries or (y) make any cash payments in respect of any Hinky Dinky Subsidiary Redemption Notes (whether payments of principal, interest or otherwise, including without limitation any payments made to purchase or redeem same) except that:

            (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

            (ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower and/or its respective Subsidiaries which own Equity Interests in the Subsidiary paying such Dividends receive at least their proportionate share thereof (based upon their relative holdings of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

            (iii) the Borrower may pay regularly scheduled Dividends and/or repurchase its outstanding Equity Interests PROVIDED that (x) all such Dividends shall be paid in cash, (y) the aggregate amount paid by the Borrower in respect of all such Dividends shall not, when added to the aggregate amount of cash Dividends made on the Borrower's Qualified Preferred Stock pursuant to Section 9.03(iv), exceed $10,000,000 in any fiscal year of the Borrower and (z) at the time of the payment of any such Dividend permitted to be made pursuant to this Section 9.03(iii), and immediately after giving effect thereto, no Default or Event of Default shall then exist or result therefrom;

            (iv) the Borrower may pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof, through the issuance of additional shares of such Qualified Preferred Stock rather than in cash, provided that the Borrower may pay regularly scheduled Dividends on its Qualified Preferred Stock in cash so long as (x) the aggregate amount of all such cash Dividends, when added to the aggregate amount of Dividends and repurchases made pursuant to Section 9.03(iii), does not exceed $10,000,000 and (y) at the time of the payment of any cash Dividend permitted to be made pursuant to this Section 9.03(iv), and immediately after giving effect thereto, no Default or Event of Default shall then exist or result therefrom;

            (v) to the extent required pursuant to the terms of its respective Hinky Dinky Operating Agreement, each Hinky Dinky Subsidiary may redeem its outstanding membership interests pursuant to, and in accordance with the requirements of, such Hinky Dinky Operating Agreement, provided that (x) the only consideration therefor shall be cash paid by such Hinky Dinky Subsidiary in respect of such redemption and Hinky Dinky Subsidiary Redemption Notes (with such cash and the principal amount of such Hinky Dinky Subsidiary Redemption Notes to be in such relative amounts as described in, and required by, such Hinky Dinky Operating Agreement) and (y) the aggregate amount of cash paid in respect of all such redemptions, when added to the sum of (I) the aggregate amount of purchases of membership interests in Hinky Dinky Subsidiaries from the minority equityholders thereof pursuant to Section 9.02(xviii) and (II) the aggregate amount of cash payments made on any Hinky Dinky Subsidiary Redemption Notes pursuant to Section 9.03(vi), shall not exceed $12,000,000; and

            (vi) the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may make cash payments on any Hinky Dinky Subsidiary Redemption Notes (x) to pay regularly accruing interest in respect of such Hinky Dinky Subsidiary Note pursuant to the terms thereof and (y) in connection with purchases of membership interests in Hinky Dinky Subsidiaries otherwise permitted under
      Section 9.02(xviii) so long as the aggregate amount of all such cash payments, when added to the aggregate amount of cash payments made pursuant to Sections 9.02(xviii) and 9.03(v), does not exceed $12,000,000.

            9.04 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (ii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule VII (as reduced by any repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule VII, PROVIDED that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

            (iii) Indebtedness of the Borrower or any of its Subsidiaries under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.04 so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

            (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations, PROVIDED that in no event shall the aggregate principal amount of all Capitalized Lease Obligations permitted to be outstanding at any time during the Borrower's fiscal year (x) ending on the Saturday closest to December 31, 2000 exceed $45,000,000, and (y) ending on the Saturday closest to December 31 of any succeeding year exceed the sum of (i) the aggregate principal amount of all Capitalized Lease Obligations outstanding at the end of the Borrower's immediately preceding fiscal year (so long as not in excess of the amount then permitted by this clause (iv)) PLUS (ii) $40,000,000;

            (v) purchase money Indebtedness of the Borrower and its Subsidiaries described in Section 9.01(vii), PROVIDED that in no event shall the aggregate principal amount of all such purchase money Indebtedness permitted by this clause (v) exceed $5,000,000 at any time outstanding;

            (vi) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Sections 9.05(ix);

            (vii) Indebtedness consisting of guaranties by the Borrower and the Subsidiary Guarantors of each other's Indebtedness permitted under clauses (iii), (iv), (v), (ix), (xi) or (xiv) of this Section 9.04;

            (viii) Indebtedness of (1) a Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition, or Indebtedness assumed at the time of a Permitted Acquisition and in respect of an asset securing such Indebtedness (for this purpose treating all earn-out, non-compete, consulting or deferred compensation as indebtedness (but not treating trade payables as indebtedness) and determining the aggregate amount of such Indebtedness by taking the aggregate principal amount paid and reasonably expected to be paid (based on good faith projections prepared by the Board of Directors of the Borrower) on or prior to the Maturity Date pursuant to any such earn-out, non-compete, consulting or deferred compensation), provided that no such Indebtedness shall constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (1), and (2) Indebtedness of the Borrower consisting of one or more Permitted Acquisition Seller Notes issued to the relevant seller or sellers as considering in connection with one or more Permitted Acquisitions in each case in compliance with the terms provided in the definition of Permitted Acquisition Seller Notes contained herein; provided that (with respect to both preceding clauses
      (1) and (2) above) the aggregate principal amount of all Indebtedness permitted by this clause (viii) shall not exceed $25,000,000 at any one time outstanding;

            (ix) Indebtedness in respect of bid, performance, advance payment or surety bonds entered into in the ordinary course of business and consistent with past practices in an aggregate amount not to exceed $10,000,000 at any time outstanding;

            (x) unsecured senior subordinated Indebtedness of the Borrower and any other Subsidiary Guarantor incurred under the Existing Senior Subordinated Notes and the other Existing Senior Subordinated Note Documents in an aggregate principal amount not to exceed $165,000,000 less the amount of any repayments of principal thereof after the Initial Borrowing Date;

            (xi) Indebtedness of the Borrower or any of its Subsidiaries under Other Hedging Agreements providing protection to the Borrower and its Subsidiaries against fluctuations in currency values or commodity prices in connection with the Borrower's or any of its Subsidiaries' operations so long as the entering into of such Other Hedging Agreements are BONA FIDE hedging activities and are not for speculative purposes;

            (xii) the Borrower or any Subsidiary of the Borrower (other than the Receivables Subsidiary) may guarantee, on an unsecured basis and otherwise in the ordinary course of business and consistent with past practices, obligations of third party customers of the Borrower or any such Subsidiary as the lessee under any lease or pursuant to any extensions of credit made to such third party customer, provided that (i) the aggregate amount of all such obligations of the Borrower and its Subsidiaries arising under all such outstanding guarantees whether made before or after the Effective Date (calculated by using the amount equal to the stated or determinable amount of the underlying obligations related to such guarantees or, if not determinable, the maximum reasonably anticipated liability in respect thereof (assuming the Borrower or such Subsidiary is required to perform thereunder) as determined by the Borrower or such Subsidiary in good faith), shall not at any time exceed $75,000,000, and (ii) in no event shall the aggregate amount of all such obligations of the Borrower and its Subsidiaries arising under all such guaranties during any fiscal year of the Borrower exceed that amount which is $20,000,000 greater than the aggregate amount of such obligations outstanding (so long as not in excess of the amount then permitted by this clause (xii)) at the end of the Borrower's immediately preceding fiscal year;

            (xiii) Indebtedness which may be deemed to exist pursuant to the Receivables Facility, so long as the aggregate amount of Receivables Indebtedness outstanding thereunder does not at any time exceed $50,000,000;

            (xiv) Indebtedness of any Hinky Dinky Subsidiary incurred pursuant to any Hinky Dinky Subsidiary Redemption Note issued in connection with redemptions of outstanding membership interests of such Hinky Dinky Subsidiary permitted under Section 9.03(v);

            (xv) unsecured Indebtedness of the Borrower and its Subsidiaries (other than a Hinky Dinky Subsidiary) owing to Hinky Dinky Subsidiaries which is deemed to exist pursuant to, and in connection with, Section 7.02(c) of the respective Hinky Dinky Operating Agreements so long as the aggregate amount of all such Indebtedness does not at any time exceed $9,000,000;

            (xvi) unsecured Indebtedness of the Super Foods Subsidiaries (other than any Super Foods Subsidiary, which is inactive on the Effective
      Date) owing to the Borrower or its Subsidiaries and arising in connection with Super Foods Subsidiary Investments made in such Person and permitted under Section 9.05(xix);

            (xvii) unsecured Indebtedness of the Hinky Dinky Subsidiaries owing to the Borrower or its Subsidiaries and arising in connection with Hinky Dinky Subsidiary Investments made in such Person and permitted under
      Section 9.05(xviii); and

            (xviii) so long as no Default or Event of Default then exists or would result therefrom, additional unsecured Indebtedness incurred by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

            9.05 ADVANCES, INVESTMENTS AND LOANS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

            (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans or Swingline Loans are outstanding the aggregate amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries (other than the Receivables Subsidiary) shall not exceed $20,000,000 for any period of three consecutive Business Days;

            (iii) the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may hold the Investments held by them on the Initial Borrowing Date and described on Schedule X, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.05;

            (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (v) the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may make loans and advances to their officers, employees and sales representatives for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $2,000,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

            (vi) the Borrower may acquire and hold obligations of one or more officers, directors or other employees of the Borrower or any of its Subsidiaries (other than the Receivables Subsidiary) in connection with such officers', directors' or employees' acquisition of shares of capital stock of the Borrower so long as no cash is paid by the Borrower or any of such Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

            (vii) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(iii);

            (viii) the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may acquire and hold promissory notes and other non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 9.02(v), 9.02(xv), 9.02(xvi) or Section 9.02(xvii) in the case of promissory notes issued as consideration for the purchase of non-inventory assets as described in such Section 9.02(xvii);

            (ix) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another (such intercompany loans and advances, "Intercompany Loans"), provided that if any such Intercompany Loan made pursuant to this clause (ix) is evidenced by an intercompany note or other instrument, such promissory note or other instrument shall (x) if issued at any time while
      Section 10.12(iv) of the Existing Senior Subordinated Note Indenture is in effect, be a note in the form of Exhibit E thereto and (y) if issued at any time thereafter, be an Intercompany Note and shall, in each case, be pledged to the Collateral Agent to the extent required by the Pledge Agreement;

            (x)     Permitted Acquisitions shall be permitted in accordance with
      Section 8.14;

            (xi) the Borrower and its Subsidiaries (other than the Receivables Subsidiary) may enter into Other Hedging Agreements to the extent permitted by Section 9.04(xi);

            (xii) (A) loans and advances to customers of the Borrower and its Subsidiaries (other than the Receivables Subsidiary) for use by such customers in the ordinary course of their respective businesses, provided that all such loans and advances shall be made in the ordinary course of business of the Borrower and its Subsidiaries and in accordance with their respective customary practices and procedures and (B) promissory notes held by the Borrower and its Subsidiaries (other than Receivables Subsidiary) issued by the purchaser of assets constituting inventory in connection with sales of retail stores permitted under Section 9.02(xvii), provided that the aggregate outstanding principal amount of all such loans and advances, whether made before or after the Effective Date, and all such promissory notes shall not at any time exceed $65,000,000 (in each case determined without regard to any write-downs or write-offs of such loans and advances and promissory notes);

            (xiii) the Receivables Subsidiary may make Investments in Receivables Facility Assets pursuant to, and in accordance with the terms of, the Receivables Facility Documents;

            (xiv) transfers of assets described in Section 9.02(ix) shall be permitted in accordance with such Section;

            (xv) the Borrower and the Subsidiary Guarantors may make cash capital contributions to their respective Wholly-Owned Subsidiaries that are Subsidiary Guarantors and, so long as no Default or Event of Default then exists, may capitalize or forgive any Indebtedness owed to any of them by any such Wholly-Owned Subsidiary;

            (xvi) the Hinky Dinky Subsidiaries may hold Indebtedness owing to them from the Borrower and its Subsidiaries (other than another Hinky Dinky Subsidiary or the Receivables Subsidiary) pursuant to Section 7.02(c) of the respective Hinky Dinky Operating Agreement and permitted under Section 9.04(xv);

            (xvii) Investments may be made to the extent expressly permitted pursuant to Section 9.02(xviii) and 9.03(v);

            (xviii) Hinky Dinky Subsidiary Investments not otherwise permitted pursuant to Section 9.05 may be made from time to time so long as the aggregate amount of all such

      Hinky Dinky Subsidiary Investments made after the Effective Date (calculated without regard to any write-downs or write-offs thereof) does not exceed $5,000,000;

            (xix) Super Foods Subsidiary Investments not otherwise permitted pursuant to Section 9.05 may be made from time to time so long as the aggregate amount of all such Super Foods Subsidiary Investments made after the Effective Date (calculated without regard to any write-downs or write-offs thereof) does not exceed $2,500,000; and

            (xx) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may make Investments not otherwise permitted by clauses (i) through (xvi) of this
      Section 9.05 in an aggregate amount not to exceed $10,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof).

            9.06 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Subsidiaries other than any such transaction or series of related transactions
(i) between the Borrower or a Wholly-Owned Subsidiary of the Borrower that is a Subsidiary Guarantor or (ii) consummated in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

            (i)     Dividends may be paid to the extent provided in Section
      9.03;

            (ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 9.02, 9.04 and 9.05;

            (iii) customary fees may be paid to non-officer directors of the Borrower and its Subsidiaries;

            (iv) the Borrower and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Subsidiaries in the ordinary course of business; and

            (v) the Borrower and its Subsidiaries may enter into the transactions contemplated by the Receivables Facility Documents.

            9.07 CAPITAL EXPENDITURES. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures (other than Capital Expenditures otherwise permitted under clauses (b) through (e), below), except that (i) during any Test Period ending on or prior to the Saturday closest to December 31, 2001, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount during any such Test Period not to exceed

1.5% of the Borrower's Total Sales and Revenues during such Test Period and (ii) during any Test Period ended thereafter, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount during any such Test Period not to exceed 1.6% of the Borrower's Total Sales and Revenues during such Test Period.

            (b) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Sale Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale (other than pursuant to Section 9.02(xv) or (xvi)) so long as such Net Sale Proceeds are reinvested within 180 days following the date of such Asset Sale, but only to the extent that such Net Sale Proceeds are not otherwise required to be applied to repay Term Loans pursuant to Section 4.02(c).

            (c) In addition to the foregoing, the Borrower or any of its Subsidiaries may make Capital Expenditures with the amount of Net Insurance Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 180 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event, but only to the extent that such Net Insurance Proceeds are not otherwise required to be applied to repay Term Loans pursuant to Section 4.02(d).

            (d) In addition to the foregoing, the Borrower and the Subsidiary Guarantors may consummate Permitted Acquisitions in accordance with the requirements of Section 8.14.

            (e) In addition to the foregoing, the Borrower and its Subsidiaries may incur Capitalized Lease Obligations to the extent permitted under Section 9.04(iv).

            9.08 CONSOLIDATED INTEREST COVERAGE RATIO. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:


            FISCAL QUARTER ENDING CLOSEST TO                 RATIO
            --------------------------------                 -----
                December 31, 2000                          2.75:1.00
                March 31, 2001                             2.75:1.00
                June 30, 2001                              2.75:1.00
                September 30, 2001                         2.75:1.00
                December 31, 2001                          3.00:1.00
                March 31, 2002                             3.00:1.00
                June 30, 2002                              3.00:1.00
                September 30, 2002                         3.00:1.00
                December 31, 2002                          3.00:1.00
                March 31, 2003                             3.00:1.00


                                       70



            FISCAL QUARTER ENDING CLOSEST TO                 RATIO
            --------------------------------                 -----
                June 30, 2003                              3.00:1.00
                September 30, 2003                         3.00:1.00
                Each calendar quarter ending at            3.25:1.00
                any time thereafter

For purposes of making determinations pursuant to Section 8.14 only, determinations pursuant to this Section 9.08 shall be made on a PRO FORMA Basis.

            9.09 CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:


            FISCAL QUARTER ENDING CLOSEST TO                 RATIO
            --------------------------------                 -----
                December 31, 2000                          1.00:1.00

                March 31, 2001                             1.00:1.00
                June 30, 2001                              1.00:1.00
                September 30, 2001                         1.00:1.00
                December 31, 2001                          1.00:1.00

                March 31, 2002                             1.05:1.00
                June 30, 2002                              1.05:1.00
                September 30, 2002                         1.05:1.00
                December 31, 2002                          1.05:1.00

                March 31, 2003                             1.05:1.00
                June 30, 2003                              1.05:1.00
                September 30, 2003                         1.05:1.00
                December 31, 2003                          1.05:1.00

                Each calendar quarter ending at            1.10:1.00
                any time thereafter

For purposes of making determinations pursuant to Section 8.14 only, determinations pursuant to this Section 9.09 shall be made on a PRO FORMA Basis.

            9.10 LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio on the last day of any fiscal quarter of the Borrower set forth below to exceed the respective ratio set forth opposite such fiscal quarter below:


            FISCAL QUARTER ENDING CLOSEST TO                 RATIO
            --------------------------------                 -----
                December 31, 2000                          4.00:1.00

                March 31, 2001                             4.00:1.00
                June 30, 2001                              4.00:1.00
                September 30, 2001                         4.00:1.00
                December 31, 2001                          3.75:1.00

                March 31, 2002                             3.75:1.00
                June 30, 2002                              3.75:1.00
                September 30, 2002                         3.75:1.00
                December 31, 2002                          3.75:1.00

                March 31, 2003                             3.75:1.00
                September 30, 2003                         3.75:1.00

                Each calendar quarter ending at            3.50:1.00
                any time thereafter

Notwithstanding anything to the contrary contained in this Agreement, all determinations of the Leverage Ratio for purposes of this Section 9.10 shall include Consolidated EBITDA as calculated on a Pro Forma Basis to give effect to all Permitted Acquisitions, if any, effected during the respective Test Period for which Consolidated EBITDA is being determined, as provided in the first sentence of the definition of Leverage Ratio contained herein (with the second sentence of the definition of Leverage Ratio being inapplicable to determinations pursuant to this Section 9.10).

            9.11 CONSOLIDATED WORKING CAPITAL RATIO. The Borrower will not permit the Consolidated Working Capital Ratio at any time to be less than 1.75:1.00.

            9.12 LIMITATIONS ON VOLUNTARY PREPAYMENTS AND MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to:

            (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale or similar event (including in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any (A) Hinky Dinky Subsidiary Redemption Notes, provided that any Hinky Dinky Subsidiary may prepay in full any Hinky Dinky Subsidiary Redemption Note issued by it so long as (x) at the time of any such prepayment the respective Hinky Dinky Subsidiary becomes, or already is, a Wholly-Owned Subsidiary of the Borrower and (y) such prepayments are otherwise permitted under Section 9.03(vi), or (B) Existing Senior Subordinated Notes, provided that so long as no Default or Event of Default then exists or will result therefrom, the Borrower may repurchase Existing Senior Subordinated Notes solely with the proceeds from issuance of its common stock or Qualified Preferred Stock;

            (ii) amend or modify, or permit the amendment or modification of, any provision of any Existing Senior Subordinated Note Document;

            (iii) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its Equity Interests (including any Shareholder Agreement), or enter into any new agreement with respect to its Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (iii) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect; or

            (iv) amend, modify or change any provision of (x) any Management Agreement unless such amendment, modification or change could not reasonably be expected to have a Material Adverse Effect or (y) any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreement without the prior written consent of the Administrative Agent.

            9.13 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (b) make loans or advances to the Borrower or any of its Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, (iii) the other Credit Documents, (iv) the Existing Senior Subordinated Note Documents, (v) the provisions applicable to the Receivables Sellers and the Receivables Subsidiary contained in the Receivables Facility Documents, (vi) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Subsidiaries, (vii) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Subsidiaries is the licensee) or other contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (viii) restrictions on the transfer of any asset pending the close of the sale of such asset, and (ix) restrictions on the transfer of any asset subject to a Lien permitted by Section 9.01(iii), (vi), (vii) or (xiv).

            9.14 LIMITATION ON ISSUANCE OF CAPITAL STOCK. (a) The Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock or other preferred equity interests (other than Qualified Preferred Stock issued by the Borrower) or (ii) any redeemable common stock or other redeemable common equity interests other than common stock or other redeemable common equity interests that is redeemable at the sole option of the Borrower or such Subsidiary, as the case may be.

            (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock or other equity interests of such Subsidiary,
(iii) to qualify directors to the extent required by applicable law, or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

            9.15 BUSINESS. (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries as of the Initial Borrowing Date and reasonable extensions thereof.

            (b) Notwithstanding anything to the contrary contained in this Agreement, the Receivables Subsidiary shall engage in no business activities other than the purchase, acquisition, sale and pledge of receivables (or interests therein) and related Receivables Facility Assets pursuant to the Receivables Facility and borrowings thereunder and any business activities reasonably incidental thereto, all in accordance with the terms of the Receivables Facility, and shall have no assets or liabilities other than Receivables Facility Assets, cash collections therefrom, any investments of such cash collections and other assets and liabilities reasonably incidental to the foregoing activities.

            9.16 LIMITATION ON CREATION OF SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, PROVIDED that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to (A) establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries so long as (i) the equity interests of each such new Wholly-Owned Subsidiary is, subject to Section 8.13, pledged pursuant to, and to the extent required by, the Pledge Agreement, (ii) promptly following the establishment, creation or acquisition thereof each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 8.13, each such new Wholly-Owned Foreign Subsidiary) executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and (iii) each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 8.13, each such new Wholly-Owned Foreign Subsidiary), to the extent requested by the Administrative Agent or the Required Lenders, takes all actions required pursuant to Section 8.12 and (B) establish, create and acquire non-Wholly-Owned Subsidiaries in each case to the extent permitted by Sections 9.05(xiii) and the definition of Permitted Acquisition so long as the equity interest of each such non-Wholly-Owned Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement. In addition, each such new Wholly-Owned Subsidiary which is required to become a Credit Party shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Initial Borrowing Date.

            9.17 OVERRIDING PROVISIONS WITH RESPECT TO CERTAIN COVENANTS. Notwithstanding anything to the contrary contained elsewhere in this Section 9 or otherwise in this Agreement or any other Credit Document, at any time when, and for so long as, Section 10.20 of the Existing Senior Subordinated Note Indenture remains in effect, then no provision of this Agreement or any other Credit Document shall prevent or restrict the ability of any Restricted Subsidiary (as defined in the Existing Senior Subordinated Note Indenture) to
(i) pay dividends, in cash or otherwise, or make any other distribution on or in respect of its Capital Stock (as defined in the Existing Senior Subordinated
Note Indenture) or any other interest or participation in, or measured by, its profits to the Borrower or any other Restricted Subsidiary, (ii) pay any Indebtedness (as defined in the Existing Senior Subordinated Note Indenture) owed to the Borrower or any other Restricted Subsidiary, (iii) make any Investment (as defined in the Existing Senior Subordinated Note Indenture) in the Borrower or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Borrower or any other Restricted Subsidiary, except that:

            (a) the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees and sales representatives in the ordinary course of business) to, any Hinky Dinky Subsidiary or acquire any substantial part of the assets or business of any Hinky Dinky Subsidiary or division thereof, or be or become liable on any guaranty, or subordinate any claim or demand it may have to the claim or demand of any other creditor of a Hinky Dinky Subsidiary (cumulatively, all of the foregoing being called "Hinky Dinky Subsidiary Investments"), provided that (i) Hinky Dinky Subsidiary Investments set forth in Part B of
      Schedule X shall be permitted (although any additional Hinky Dinky Subsidiary Investments made with respect thereto shall be permitted only if independently justified under clause (iv) below), (ii) purchases of outstanding membership interests in Hinky Dinky Subsidiaries otherwise permitted under Section 9.02(xviii) shall be permitted, (iii) redemptions of outstanding membership interests in Hinky Dinky Subsidiaries otherwise permitted under Section 9.03(v) shall be permitted and (iv) additional Hinky Dinky Subsidiary Investments not otherwise permitted under preceding clauses (i), (ii) or (iii) may be made and permitted to remain outstanding so long as same are made, and permitted to be made, in accordance with clause (xviii) of Section 9.05;

            (b) the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees and sales representatives in the ordinary course of business) to, any Super Foods Subsidiary or acquire any substantial part of the assets or business of any Super Foods Subsidiary or division thereof, or be or become liable on any guaranty, or subordinate any claim or demand it may have to the claim or demand of any other creditor of a Super Foods Subsidiary (cumulatively, all of the foregoing being called "Super Foods Subsidiary Investments"), provided that (i) Super Foods Subsidiary Investments set forth in Part C of Schedule X shall be permitted (although any additional Super Foods Investments made with respect thereto shall be permitted only if independently justified under clause (ii) below and (ii) additional Super Foods Subsidiary Investments not otherwise permitted under preceding clause (i) may be made (other than any Super Foods Subsidiary that is inactive on the Effective Date) and permitted to remain outstanding so long as same are made, and permitted to be made, in accordance with clause (xix) of Section 9.05;

            (c) the Borrower shall not, and shall not permit any of its Subsidiaries to, transfer any of its properties or assets which are, or are required to be, Collateral to (x) any Hinky Dinky Subsidiary or (y) to the Borrower or any other Subsidiary except in accordance with the express requirements of Section 9.02; and

            (d) the encumbrances and restrictions contained in the Security Documents which are customarily contained in any security agreement or mortgage shall be given full force and effect.

            SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            10.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or

            10.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to any Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            10.03 COVENANTS. The Borrower or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(f)(i), 8.08, 8.11, 8.14, 8.15 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by any Agent or the Required Lenders; or

            10.04 DEFAULT UNDER OTHER AGREEMENTS. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, PROVIDED that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $5,000,000; or

            10.05 BANKRUPTCY, ETC. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan pursuant to Section 4042 of ERISA, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under Section 4042 of ERISA, a contribution required to be made with respect to a Plan or a Foreign

Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of
the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of Section 4219(c)(5) of ERISA shall occur with respect to any Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court with respect to any Plan (a "Change of Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either individually and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

            10.07 SECURITY DOCUMENTS. The Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or

            10.08 GUARANTIES. The Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting for or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

            10.09 JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (to the extent not paid or covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $5,000,000; or

            10.10 CHANGE OF CONTROL. A Change of Control shall occur; or

            10.11 RECEIVABLES FACILITY. The "Termination Date" under, and as defined in, the Receivables Facility Documents (or any analogous event under any replacement Receivables Facility) shall have occurred, any termination (whether at or before the scheduled final maturity) of the Receivables Facility (or portion thereof) shall have occurred, or as a result of the occurrence of any event, default or condition, new financing ceases to be provided pursuant to the Receivables Facility (whether because the respective purchasers thereunder cease to purchase Receivables Facility Assets thereunder or otherwise), in each case except in connection with a concurrent replacement of an existing Receivables Facility with a replacement facility as contemplated by the proviso to the definition of Receivables Facility contained herein pursuant to which financing shall be provided in an amount at least equal to that amount provided under the facility being replaced but, in any event, in an amount not to exceed $50,000,000, if at the time of the occurrence of any event or circumstance described above in this Section 10.11 the Total Unutilized Revolving Loan Commitment shall be less than the sum of (I) $30,000,000 PLUS (II) the aggregate outstanding amount of Receivables Indebtedness under the Receivables Facility immediately prior to the respective occurrence or circumstance described above; PROVIDED that, in addition to the foregoing provisions of this Section 10.11, it shall constitute an Event of Default pursuant to this Section 10.11 on any date which occurs three months prior to the final maturity of the Receivables Facility (as at any time in effect) or at any time which occurs within three months of the final maturity of the Receivables Facility as then in effect, if the Total Unutilized Revolving Loan Commitment shall be less than the sum of (I) $30,000,000 PLUS (II) the aggregate outstanding Receivables Indebtedness under the Receivables Facility at such time; or

            10.12 OWNERSHIP OF RESTRICTED SUBSIDIARIES. At any time when Section
10.20 of the Existing Senior Subordinated Note Indenture remains in effect, the Borrower shall own, acquire or suffer to exist any Restricted Subsidiary or Restricted Subsidiaries (as defined in the Existing Senior Subordinated Note Indenture), other than (x) one or more Wholly-Owned Domestic Subsidiaries, each of which is a Subsidiary Guarantor, (y) the Hinky Dinky Subsidiaries and (z) the Super Foods Subsidiaries; or

            10.13 AMENDMENTS TO THE RECEIVABLES FACILITY DOCUMENTS. The Receivables Facility shall have been extended or replaced or the Receivables Facility or any other Receivables Facility Documents shall have been otherwise amended or modified unless such extension, amendment, modification or replacement is made in accordance with the proviso to the definition of Receivables Facility contained herein;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (PROVIDED that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any

Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

            SECTION 11. DEFINITIONS AND ACCOUNTING TERMS.

            11.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Acquired Entity or Business" shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of such stock acquisition, become a Wholly-Owned Subsidiary of the Borrower (or shall be merged with and into the Borrower or a Subsidiary Guarantor, with the Borrower or such Subsidiary Guarantor being the surviving Person).

            "Additional Security Documents" shall have the meaning provided in
Section 8.12.

            "Administrative Agent" shall mean BTCo, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that no Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Borrower or any Subsidiary thereof.

            "Agents" shall mean each of the Administrative Agent, each Syndication Agent and the Documentation Agent and, for purposes of Sections 12 and 13.01, shall include the Collateral Agent.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

            "Applicable Commitment Commission Percentage" and "Applicable Margin" shall initially mean a percentage per annum equal to (x) in the case of Term Loans and Revolving Loans (A) maintained as Base Rate Loans, 1.00% and (B) Eurodollar Loans, 2.00% and (y) in the case of Commitment Commission, 0.500%. From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a different margin than that described in the immediately preceding sentence (each, a "Start Date") to and including the applicable End Date described below, the Applicable Margins and Applicable Commitment Commission Percentage shall be those set forth below opposite the respective Level (I.E., Level 1, Level 2, Level 3, Level 4 or Level 5, as the case may be) indicated to have been achieved in any certificate delivered in accordance with the following sentence:


                                                               Term Loans and
                                                              Revolving Loans           Term Loans and            Applicable
                                                               maintained as           Revolving Loans            Commitment
                                                              Base Rate Loans            maintained as            Commission
                Level              Leverage Ratio              and Swingline           Eurodollar Loans           Percentage
                -----              --------------              -------------           ----------------           ----------
                                                                   Loans
                                                                   -----
                  1                Less than
                                   2.00:1.00                       0.250%                       1.250%                   0.250%

                  2                Greater than or
                                   equal to
                                   2.00:1.00 but
                                   less than
                                   2.50:1.00                       0.500%                       1.500%                   0.375%

                  3                Greater than or
                                   equal to
                                   2.50:1.00 but
                                   less than
                                   3.00:1.00                       0.750%                       1.750%                   0.375%


                                        81

                                                               Term Loans and
                                                              Revolving Loans           Term Loans and            Applicable
                                                               maintained as           Revolving Loans            Commitment
                                                              Base Rate Loans            maintained as            Commission
                Level              Leverage Ratio              and Swingline           Eurodollar Loans           Percentage
                -----              --------------              -------------           ----------------           ----------
                                                                   Loans
                                                                   -----
                  4                Greater than or
                                   equal to
                                   3.00:1.00 but
                                   less than
                                   3.50:1.00                       1.000%                       2.000%                   0.500%

                  5                Greater than or
                                   equal to 3.50:1.00              1.250%                       2.250%                   0.500%


The Leverage Ratio shall be determined based on the delivery of a certificate of the Borrower (each, a "Quarterly Pricing Certificate") by the chief financial officer of the Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days of the last day of any fiscal quarter of the Borrower, which certificate shall set forth the calculation of the Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a PRO FORMA Basis solely to give effect to all Permitted Acquisitions (if any) consummated on or prior to the date of delivery of such certificate and any Indebtedness incurred or assumed in connection therewith) and the Applicable Margins and the Applicable Commitment Commission Percentages which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); PROVIDED that at the time of the consummation of any Permitted Acquisition, the chief financial officer of the Borrower shall deliver to the Administrative Agent a certificate setting forth the calculation of the Leverage Ratio on a PRO FORMA Basis (solely to give effect to all Permitted Acquisitions, if any, consummated on or prior to the date of the delivery of such certificate and any Indebtedness incurred or assumed in connection therewith) as of the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition is consummated for which financial statements have been made available (or were required to be made available) pursuant to Section 8.01(a) or (b), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Applicable Margins and the Applicable Commitment Commission Percentages which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences) shall be based upon the Leverage Ratio as so calculated. The Applicable Margins and the Applicable Commitment Commission Percentages so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next Quarterly Pricing Certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition is consummated or (z) the next date to occur which occurs 45 days after the last day of a Test Period (such earliest date, the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new Applicable

Margins and new Applicable Commitment Commission Percentages, as the case may be (and thus commencing a new Start Date), Level 5 pricing shall be applicable until such time as the Borrower delivers a new Quarterly Pricing Certificate to the Administrative Agent indicating an entitlement to pricing margin lower than Level 5 pricing; it being understood that such new pricing margin, if any, shall be effective from and after the date of delivery of such Quarterly Pricing Certificate until the earliest of the relevant date described in preceding clauses (x), (y) or (z), as the case may be. Notwithstanding anything to the contrary contained above in this definition, (x) Level 5 pricing shall apply at all times during which there shall exist any Default or Event of Default and (y) subject to preceding clause (x), at all times prior to the date of delivery of the financial statements pursuant to Section 8.01(b) for the Borrower's fiscal year ended on the Saturday closest to December 31, 2000, Level 4 shall be applicable.

            "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than (x) sales of assets pursuant to Sections 9.02(ii), (iii), (vii) and
(viii) and (y) sales of Receivables Facility Assets pursuant to the Receivables Facility Documents.

            "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

            "Bankruptcy Code" shall have the meaning provided in Section 10.05.

            "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time.

            "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

            "Calculation Period" shall mean, in the case of any Permitted Acquisition, the Test Period most recently ended prior to the date of any such transaction for which financial statements are available.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

            "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (iii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than one year from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. Section 9601 ET SEQ.

            "Change of Control" shall mean (x) that any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act) is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act), directly or indirectly, of 25% or more of the economic or voting interest in the Borrower's Equity Interests (as determined on a fully diluted basis and measured by voting power rather than number of shares), (y) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors, or (z) a "change of control" or similar event shall occur under either the Existing Senior Subordinated Note Documents or the Receivables Facility Documents.

            "Change of Law" shall have the meaning provided in Section 10.06.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or are purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

            "Commitment" shall mean any of the commitments of any Lender, I.E., whether the Term Loan Commitment or the Revolving Loan Commitment.

            "Commitment Commission" shall have the meaning provided in Section 3.01(a).

            "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period plus, in each case to the extent actually deducted in determining Consolidated Net Income for such period, consolidated interest expense of the Borrower and its Subsidiaries and provision for income taxes, adjusted to exclude for such period (i) any extraordinary gains or losses and
(ii) any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business.

            "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by (A) adding thereto (i) the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated Net Income for such period, (ii) the amount of all up-front fees and expenses incurred in connection with the execution and delivery of this Agreement to the extent that same were deducted in arriving at Consolidated Net Income for such period and (iii) the amount of all other non-cash charges that were deducted in arriving at Consolidated Net Income for such period and (B) subtracting therefrom the amount of all cash payments made in respect of such period to the extent same relate to a non-cash charge incurred in a previous period which was added back to Consolidated EBITDA in such previous period pursuant to clause (A) above in this definition.

            "Consolidated EBITDAR" shall mean, for any period, Consolidated EBITDA for such period, adjusted by adding thereto the amount of all Consolidated Rental Expense that was deducted in determining Consolidated EBITDA for such period.

            "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDAR to Consolidated Fixed Charges for such period.

            "Consolidated Fixed Charges" shall mean, for any period, the sum of
(i) Consolidated Interest Expense for such period, (ii) the amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Asset Sale proceeds, insurance proceeds or Indebtedness other than any such Indebtedness incurred pursuant to this Agreement) and (iii) Consolidated Rental Expense for such period.

            "Consolidated Indebtedness" shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of the Borrower and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet of such Person at such time in accordance with generally accepted accounting principles as determined on a consolidated basis and (ii) all Indebtedness of the Borrower and its Subsidiaries of the type described in clauses (ii) and
(vii) of the definition of Indebtedness contained herein; PROVIDED that for purposes of this definition (i) the amount of Indebtedness in respect of Interest Rate Protection Agreements and Other Hedging Agreements shall be at any time the unrealized net loss position, if any, of the Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time and (ii) the amount of Indebtedness in respect of letters of credit, bankers' acceptances and similar obligations shall be limited to the aggregate amount of all funded letters of credit, bankers' acceptances and similar obligations issued or extended for the account of the Borrower or any of its Subsidiaries that have not been reimbursed by the Borrower or any of its Subsidiaries.

            "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

            "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof and including without limitation, all interest expense attributable to the Hinky Dinky Subsidiary Redemption Notes) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period; PROVIDED that (i) the amortization of deferred financing, legal and accounting costs with respect to this Agreement shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein and (ii) to the extent Consolidated Interest Expense for any period does not already include all Receivables Facility Financing Costs for such period, the amount of such Receivables Facility Financing Costs shall be added to (and form a part of) Consolidated Interest Expense.

            "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), PROVIDED that
(i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Borrower or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary and (iii) the net income (or loss) of any other Person acquired by the Borrower or a Subsidiary of the Borrower in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

            "Consolidated Rental Expense" shall mean, for any period, the sum of
(x) the total rental expense of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and (y) to the extent not already included in preceding clause (y), any payments made by the Borrower or any of its Subsidiaries pursuant to any guarantees of leases made by the Borrower or any of its Subsidiaries.

            "Consolidated Working Capital Ratio" shall mean, at any time, the ratio of (i) (x) the consolidated gross trade accounts receivables (excluding any such trade receivables sold or transferred to the Receivables Subsidiary) of the Borrower and the Subsidiary Guarantors PLUS (y) the consolidated inventory of the Borrower and the Subsidiary Guarantors at such time (valued on a First-in First-out (FIFO) basis), in each case only to the extent such accounts receivables and inventory conform to the representations and warranties contained in the Security Agreement (including by the Collateral Agent having a first priority perfected security interest therein subject only to Permitted Liens) and which at all times continue to be acceptable to the Collateral Agent in its reasonable judgment to (ii) the sum of (x) the aggregate amount of all principal of Loans outstanding at such time plus (y) all Letter of Credit Outstandings at such time.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director of the Borrower if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

            "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty and each Security Document.

            "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

            "Credit Party" shall mean the Borrower and each Subsidiary
Guarantor.

            "Customer Lease Arrangements" shall mean arrangements between the Borrower and/or any of its Subsidiaries and their respective customers, made in the ordinary course of business and consistent with past practices, whereby the Borrower and/or such Subsidiary enters into a lease of Real Property with a third Person landlord and, in turn, subleases such Real Property to such customers.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership or membership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes other than any such payment made (i) in the form of common equity of the Borrower or (ii) to employees of the Borrower and its Subsidiaries to the extent such payment has actually reduced Consolidated Net Income.

            "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Domestic Subsidiary" shall mean, as to any Person, each Subsidiary of such Person that is incorporated under the laws of (i) the United States or any State or territory thereof or (ii) the District of Columbia.

            "Drawing" shall have the meaning provided in Section 2.05(b).

            "Effective Date" shall have the meaning provided in Section 13.10.

            "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act), but in any event excluding the Borrower and its Subsidiaries.

            "End Date" shall have the meaning provided in the definition of "Applicable Commitment Commission Percentage" and "Applicable Margin" contained in this Agreement.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

            "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 ET SEQ.; the Toxic

Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 U.S.C.
Section 1801 ET SEQ.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Equity Interest" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, including, without limitation, any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

            "Eurodollar Loan" shall mean each Loan (other than any Swingline
Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the applicable Interest Determination Date, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Event of Default" shall have the meaning provided in Section 10.

            "Existing Credit Agreement" shall mean the Credit Agreement, dated as of October 8, 1996, as amended to the Effective Date, among the Borrower, the banks signatory thereto, Harris Trust and Savings Bank, as Administrative Agent and Bank of Montreal and PNC Bank, National Association, as Syndication Agents.

            "Existing Indebtedness" shall have the meaning provided in Section 7.21.

            "Existing Letters of Credit" shall have the meaning provided in
Section 2.01(a).

            "Existing Senior Subordinated Note Documents" shall mean the Existing Senior Subordinated Note Indenture and all other documents executed and delivered with respect to the Existing Senior Subordinated Notes and the Existing Senior Subordinated Note Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

            "Existing Senior Subordinated Note Indenture" shall mean the Indenture, dated as of April 24, 1998, among the Borrower, (the Subsidiary Guarantors named therein and U.S. Bank Trust National Association, as Trustee, as in effect on the Initial Borrowing Date and as thereafter amended, modified or supplemented from time to time.

            "Existing Senior Subordinated Notes" shall mean the Borrower's 8 1/2% Senior Subordinated Notes due 2008, issued pursuant to the Existing Senior Subordinated Note Indenture .

            "Facing Fee" shall have the meaning provided in Section 3.01(c).

            "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

            "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Foreign Subsidiary" shall mean, as to any Person, each Subsidiary of such Person which is not a Domestic Subsidiary.

            "Harris Trust" shall mean Harris Trust and Savings Bank, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

            "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any governmental authority.

            "Hinky Dinky Operating Agreements" shall mean the respective operating agreement of each Hinky Dinky Subsidiary as in effect on the date hereof.

            "Hinky Dinky Subsidiaries" shall mean each of Hinky Dinky Auburn L.L.C., H.D. Beatrice L.L.C., H.D. Crete L.L.C., Hinky Dinky Falls City L.L.C., Hinky Dinky Holdrege L.L.C., Hinky Dinky Leavenworth L.L.C., Hinky Dinky Lincoln #9 L.L.C., Hinky Dinky Lincoln #11 L.L.C., Hinky Dinky McCook L.L.C., Hinky Dinky O'Neill L.L.C., and Hinky Dinky Wahoo-Sweard L.L.C., but, in each case, only while the respective such Person is a Domestic Subsidiary, but not a Wholly-Owned Subsidiary, of the Borrower.

            "Hinky Dinky Subsidiary Investments" shall have the meaning provided in Section 9.17(a).

            "Hinky Dinky Subsidiary Redemption Notes" shall mean each note issued by a Hinky Dinky Subsidiary pursuant to, and in accordance with the requirements of, any Hinky Dinky Operating Agreement in connection with the redemption by such Hinky Dinky Subsidiary of its outstanding membership interests.

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (PROVIDED that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of the aggregate amount of such Indebtedness and the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement and (viii) all Receivables Indebtedness. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

            "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

            "Intercompany Loan" shall have the meaning provided in Section 9.05(ix).

            "Intercompany Note" shall mean a promissory note, in the form of Exhibit M, evidencing Intercompany Loans.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period" shall have the meaning provided in Section 1.09.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

            "Investments" shall have the meaning provided in Section 9.05.

            "Issuing Lender" shall mean BTCo (which, for purposes of this definition, also shall include any banking affiliate of BTCo, including Deutsche Bank AG, New York Branch, which may agree to issue Letters of Credit under this Agreement), any other Lender which, at the request of the Borrower and with the consent of the Administrative Agent, agrees (at such Lender's sole discretion) to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2 and, with respect to Existing Letters of Credit only, Harris Trust and U.S. Bank. On the Initial Borrowing Date (i) the sole issuing Lenders in respect of standby Letter of Credit are BTCo and, with respect to Existing Letters of Credit only, U.S. Bank and Harris Trust and (ii) the sole Issuing Lender in respect of trade Letters of Credit is Deutsche Bank AG, New York Branch.

            "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement.

            "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lender" shall mean each financial institution listed on Schedule I, as well as any Person that becomes a "Lender" hereunder pursuant to Section 1.13 or 13.04(b).

            "Lender Default" shall mean (i) the wrongful refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01 or 2 in circumstances where such non-compliance would constitute a breach of such Lender's obligations under the respective Section.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

            "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended; PROVIDED that Consolidated EBITDA shall be determined on a PRO FORMA Basis to give effect to all Permitted Acquisitions (if any) actually made during the Test Period referenced above. Furthermore, to the extent provided in the definition of "Applicable Commitment Commission Percentage" and "Applicable Margin," certain determinations of the Leverage Ratio pursuant thereto shall be further determined on a PRO FORMA Basis to give effect to Permitted Acquisitions consummated after the last day of the respective Test Period and on or prior to the date of the delivery of the certificate referenced therein, as well as to any Indebtedness incurred or assumed in connection therewith.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

            "Majority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations under the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

            "Management Agreements" shall mean all material agreements with members of, or with respect to, the management of the Borrower or any of its Subsidiaries.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Adverse Effect" shall mean (i) a material adverse effect on the property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or any Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or any Agent hereunder or under any other Credit Document.

            "Maturity Date" shall mean December 19, 2005.

            "Maximum Swingline Amount" shall mean $10,000,000.

            "Minimum Borrowing Amount" shall mean (i) for Term Loans, $5,000,000, (ii) for Revolving Loans, $500,000, and (iii) for Swingline Loans, $100,000.

            "Mortgage" shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument.

            "Mortgage Policy" shall mean a mortgage title insurance policy or a binding commitment with respect thereto.

            "Mortgaged Property" shall mean any Real Property owned or leased by a Credit Party which is encumbered (or required to be encumbered) by a Mortgage.

            "NAIC" shall mean the National Association of Insurance
Commissioners.

            "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness, the cash proceeds (net of underwriting discounts and commissions and other reasonable fees, costs and expenses associated therewith) received by the respective Person from the respective incurrence of such Indebtedness.

            "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of (i) reasonable costs and taxes incurred in connection with such Recovery Event and (ii) required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets the subject of such Recovery Event) received by the respective Person in connection with such Recovery Event.

            "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs and expenses of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the estimated marginal increase in income taxes which will be payable by the Borrower's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale.

            "Non-Defaulting Lender" and "Non-Defaulting RL Lender" shall mean and include each Lender or RL Lender, as the case may be, other than a Defaulting Lender.

            "Note" shall mean each Term Note, each Revolving Note and the Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

            "Notice of Conversion/Continuation" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Chris DiBiase or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "Obligations" shall mean all amounts owing to the each Agent, each Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

            "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity price hedging arrangements or other similar arrangements, or arrangements designed to protect against fluctuations in the currency values.

            "Participant" shall have the meaning provided in Section 2.04(a).

            "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Permitted Acquisition" shall mean the acquisition by the Borrower or a Subsidiary Guarantor of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into the Borrower or a Subsidiary Guarantor), PROVIDED that (in each case) (A) the consideration paid by the Borrower or such Subsidiary Guarantor consists solely of cash (including proceeds of Revolving Loans or Swingline Loans), the assumption, issuance or incurrence of Indebtedness otherwise permitted by Section 9.04(viii) and the issuance of common equity of the Borrower or Qualified Preferred Stock of the Borrower in each case to the extent no Default or Event of Default exists pursuant to Section 10.10 or would result therefrom, (B) in the case of the acquisition of 100% of the capital stock of any Person (including by way of merger), such Person shall own no capital stock of any other Person (excluding DE MINIMIS amounts) unless either (x) such Person owns 100% of the capital stock of such other Person or (y) (1) such Person and its Wholly-Owned Subsidiaries own at least 80% of the consolidated assets of such other Person and its Subsidiaries and (2) any non-Wholly-Owned Subsidiary of such Person was non-Wholly-Owned prior to the date of such Permitted Acquisition of such Person,
(C) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 9.15, (D) substantially all of the business, division or product lines of the Acquired Entity or Business (in the case of an asset acquisition), or the assets and business of the Acquired Entity or Business taken as a whole (in the case of an acquisition of Equity Interests), is in the United States and (E) all applicable requirements of Sections 8.14, 9.02 and 9.16 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

            "Permitted Acquisition Seller Notes" shall mean promissory notes issued by the Borrower as consideration for one or more Permitted Acquisitions, each of which seller notes (i) shall not be guaranteed or supported by any Subsidiary of the Borrower in any manner, (ii) shall not provide for any cash interest to be paid thereon other than cash interest payments which, when added to all other cash interest payments made or required to be made in respect of all other such seller notes, do not and cannot exceed $2,500,000 during any fiscal year of the Borrower, (iii) shall not mature prior to December 19, 2006,
(iv) shall not require any scheduled repayments of the Indebtedness evidenced thereby (other than at final maturity) or include any other mandatory repayment provisions, (v) shall include the subordination provisions contained in Exhibit N and (vi) shall otherwise be satisfactory to the Administrative Agent.

            "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

            "Permitted Liens" shall have the meaning provided in Section 9.01.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate on or after the Initial Borrowing Date, and each such plan for the five year period immediately following the latest date (whether before or after the Initial Borrowing Date) on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement" shall have the meaning provided in Section 5.08.

           "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

            "Pledgee" shall have the meaning as defined in the Pledge Agreement.

            "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "PRO FORMA Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a PRO FORMA basis to (x) the Permitted Acquisition then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the respective Permitted Acquisition then being effected and (y) the incurrence of any Indebtedness that is incurred in connection with, or to finance, one or more Permitted Acquisitions; PROVIDED that, for purposes of calculations pursuant to
Section 8.14, such calculations shall also give effect on a PRO FORMA basis to
(a) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance one or more Permitted Acquisitions) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period and (b) the permanent repayment of any Indebtedness (other than revolving Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period, with the following rules to apply in connection therewith:

            (i) for purposes of Section 8.14 only, all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance one or more Permitted Acquisitions) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to Section 8.14) and (y) (other than revolving Indebtedness) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to Section 8.14);

            (ii) for purposes of Section 8.14 only, all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); PROVIDED that all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions;

            (iii) for purposes of determinations of the Leverage Ratio (other than for purposes of Section 8.14), Consolidated Indebtedness shall be the actual amount thereof as of the last day of the respective Calculation Period or Test Period, as the case may be; PROVIDED that, for purposes of determining the Leverage Ratio as it relates to the definition of Applicable Margin and Applicable Commitment Commission Percentage, to the extent any Permitted Acquisition is consummated after the last day of the respective Calculation Period or Test Period and on or prior to the date of delivery of the certificate referenced in the definition of Applicable Margin, all Indebtedness incurred or assumed in connection with one or more Permitted Acquisitions consummated after the last day of the respective Test Period shall be added to Consolidated Indebtedness and shall be deemed to have been outstanding on the last day of the respective Calculation Period or Test Period, as the case may be; and

            (iv) in making any determination of Consolidated EBITDA on a PRO FORMA Basis, PRO FORMA effect shall be given to any Permitted Acquisition effected during the respective Calculation Period or Test Period (and thereafter to the extent provided in the definition of Applicable Margin and Applicable Commitment Commission or for purposes of Section 8.14) as if same had occurred on the first day of the respective Calculation Period or Test Period, as the case may be, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

            "Projections" shall mean the projections contained in the Confidential Information Memorandum, dated November 2000, which were prepared by or on behalf of the Borrower in connection with this Agreement and delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date.

            "Qualified Preferred Stock" shall mean any preferred equity interests of the Borrower so long as the terms of any such preferred equity interests (v) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to December 19, 2006, (w) do not require the cash payment of dividends or distributions at any time that such cash payment would result in a Default or Event of Default hereunder, (x) do not contain any covenants, (y) do not grant the holders thereof any voting rights except for (I) voting rights required to be granted to such holders under applicable law and (II) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Borrower, or liquidations involving the Borrower, and (z) are otherwise reasonably satisfactory to the Administrative Agent.

            "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Initial Borrowing Date, commencing on the last Business Day of December, 2000.

            "Quarterly Pricing Certificate" shall have the meaning provided in the definition of Applicable Commitment Commission Percentage and Applicable Margin contained in this Agreement.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same has been and may hereafter be amended from time to time, 42 U.S.C. Section 6901 ET SEQ.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Receivables Facility" shall mean the facility evidenced by that certain Receivables Purchase Agreement, dated as of December 29, 1997, as amended prior to the Effective Date, among the Receivables Subsidiary, the Borrower, Pooled Accounts Receivable Capital Corporation, and Nesbitt Burns Securities Inc., PROVIDED that the Receivables Facility may be extended, amended, modified, refinanced or replaced, or successively extended, amended, modified, refinanced or replaced, after the Initial Borrowing Date, so long as the Receivables Facility Amendment Conditions are satisfied (in which event the Receivables Facility, as so extended, amended, modified, refinanced or replaced, shall be deemed to be the Receivables Facility hereunder).

            "Receivables Facility Amendment Conditions" shall mean, with respect to any extension, amendment, modification or replacement of any Receivables Facility Document, the requirement that the following shall be true after giving effect to such extension, amendment, modification or replacement:

            (A) the maximum Receivables Indebtedness permitted under the Receivables Facility shall not be greater than $50,000,000;

            (B) the scheduled maturity of such extended, amended, modified or replaced facility shall not be earlier than the scheduled maturity of the Receivables Facility prior to such extension, amendment, modification or replacement;

            (C) the Receivables Subsidiary would be required to apply all funds available to it (after giving effect to the allocation of funds to reserves required under the terms of the Receivables Facility Documents and to the payment of interest, principal and other amounts owed under the Receivables Facility Documents) to pay the purchase price for accounts receivable (including any deferred portion of the purchase price) or to make Dividends to the Borrower;

            (D) the termination events or early amortization events (however defined) in the Receivables Facility Documents shall not be made more onerous (whether through the modification of existing termination events or early amortization events or the provision of additional such events) on the Borrower and its Subsidiaries in any material respect;

            (E) the degree of recourse to the Borrower or its Subsidiaries (other than the Receivables Subsidiary) under or in respect of the Receivables Facility Documents shall not be increased in any material respect (as determined in good faith by the Borrower) and in no event shall the Borrower or any of its Subsidiaries (other than the Receivables Subsidiary) have recourse liability (except pursuant to Standard Securitization Undertakings) for the payment of any Receivables Facility Assets or any investor certificates or purchased interests pursuant to such extended, amended, modified or replaced facility;

            (F) the covenants included in the Receivables Facility Documents shall not be made more restrictive (whether through the modification of existing covenants or the provision of additional covenants) to the Borrower and its Subsidiaries in any material respect;

            (G) if additional representations and warranties are included in the Receivables Facility Documents or existing representations and warranties are made more restrictive, such additional or amended representations and warranties shall not be adverse in any material respect to the interest of the Borrower and its Subsidiaries taken as a whole (as determined in good faith by the Borrower);

            (H) the provisions of the Receivables Facility shall not conflict with the relevant requirements of Sections 9.02, 9.04 and 9.05; and

            (I) all of the other terms and conditions with respect to such extension, amendment, modification or replacement and with respect to the Receivables Facility as so extended, modified or replaced, shall be satisfactory to the Administrative Agent.

            "Receivables Facility Assets" shall mean all accounts receivable (whether now existing or arising in the future) of any of Receivables Sellers (other than the Receivables Subsidiary) which are transferred to the Receivables Subsidiary pursuant to the Receivables Facility Documents, and any assets directly related thereto, including, without limitation, (i) all collateral given by the respective account debtor or on its behalf (but not by the Borrower or any of its Subsidiaries) securing such accounts receivable and (ii) all contracts and all guarantees (but not by the Borrower or any of its Subsidiaries) or other obligations directly related to such accounts receivable and proceeds of all of the foregoing.

            "Receivables Facility Documents" shall mean each of the documents and agreements entered into in connection with the Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time in accordance with the terms hereof and thereof.

            "Receivables Facility Financing Costs" shall mean, for any period, the total consolidated interest and fee expense of the Borrower and its Subsidiaries which would have existed for such period pursuant to the Receivables Facility if same were structured as a secured lending arrangement rather than as a facility for the sale of Receivables Facility Assets, assuming an imputed interest rate commensurate with amounts being charged pursuant to the Receivables Facility Documents.

            "Receivables Indebtedness" shall mean Indebtedness of the Borrower and/or its Subsidiaries pursuant to the Receivables Facility, including the amount of any Indebtedness which would be deemed to exist if the Receivables Facility was structured as a secured financing transaction as opposed to a purchase transaction.

            "Receivables Sellers" at any time shall mean the Borrower and any of its Subsidiaries which is, at such time, a Person which is selling or transferring Receivables Facility Assets to the Receivables Subsidiary pursuant to the Receivables Facility Documents.

            "Receivables Subsidiary" shall mean Nash-Finch Funding Corp., a Delaware corporation; it being understood and agreed that the Receivables Subsidiary shall not be permitted to engage in any activities other than in connection with the financing of accounts receivable pursuant to the Receivables Facility and that (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of the Receivables Subsidiary (i) is or shall at any time be guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is or shall at any time be recourse to or obligate the Borrower or any other Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings or (iii) currently subjects or shall at any time subject any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) neither the Borrower nor any of its Subsidiaries has or shall at any time have any contract, agreement, arrangement or understanding (other than pursuant to the Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) with Receivables Subsidiary on terms less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Borrower, and (c) neither the Borrower nor any other Subsidiary of the Borrower has or shall at any time have any obligation to maintain or preserve the Receivables Subsidiary's financial condition or cause such entity to achieve certain levels of operating results.

            "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds (other than proceeds from business interruption insurance) or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

            "Register" shall have the meaning provided in Section 13.15.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" shall mean the active or passive disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

            "Replaced Lender" shall have the meaning provided in Section 1.13.

            "Replacement Lender" shall have the meaning provided in Section
1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

            "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings) represent at least 50.1% of the sum of (i) all outstanding Term Loans of Non-Defaulting Lenders, and (ii) the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings at such time).

            "Returns" shall have the meaning provided in Section 7.09.

            "Revolving Loan" shall have the meaning provided in Section 1.01(b).

            "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

            "Revolving Note" shall have the meaning provided in Section 1.05(a).

            "RL Lender" shall mean each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.

            "RL Percentage" of any RL Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, PROVIDED that if the RL Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentage of such RL Lender shall be determined immediately prior (and without giving effect) to such termination.

            "SEC" shall have the meaning provided in Section 8.01(g).

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

            "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Security Agreement" shall have the meaning provided in Section
5.09.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

            "Security Document" shall mean and include each of the Security Agreement, the Pledge Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

            "Shareholder Agreements" shall mean all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its equity interests and any agreements entered into by its shareholders relating to any such entity with respect to its equity interests.

            "Southeast Regional Stores" shall mean each retail store owned or leased by the Borrower and its Subsidiaries on the Initial Borrowing Date and located in North Carolina and South Carolina.

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnitees entered into by the Borrower or any Subsidiary thereof in connection with the Receivables Facility which are reasonably customary in an accounts receivable transaction.

            "Start Date" shall have the meaning provided in the definition of Applicable Commitment Commission Percentage and Applicable Margin contained in this Agreement.

            "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

            "Subsidiaries Guaranty" shall have the meaning provided in Section 5.10.

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary (other than the Receivables Subsidiary) of the Borrower and, to the extent required by Section 8.13, each Wholly-Owned Foreign Subsidiary of the Borrower.

            "Supermajority Lenders" shall mean those Non-Defaulting Lenders which would constitute Required Lenders under, and as defined in, this Agreement if the percentage "50%" contained therein were changed to "66-2/3%".

            "Super Foods Subsidiary" shall mean Bad Axe Food Store, Inc., New Castle Foods, Inc., Monroeville Foods, Inc. and Whitton Enterprises, Inc., but, in each case, only while the respective such Person is a Domestic Subsidiary, but not a Wholly-Owned Subsidiary, of the Borrower.

            "Super Foods Subsidiary Investments" shall have the meaning provided in Section 9.17(b).

            "Swingline Expiry Date" shall mean that date which is five Business Days prior to the Maturity Date.

            "Swingline Lender" shall mean BTCo.

            "Swingline Loan" shall have the meaning provided in Section 1.01(c).

            "Swingline Note" shall have the meaning provided in Section 1.05(a).

            "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Syndication Date" shall mean that date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

            "Tax Benefit" shall have the meaning provided in Section 4.04(c).

            "Tax Sharing Agreement" shall mean all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries.

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Term Loan Commitment", as the same may be reduced or terminated from time to time pursuant to Sections 3.03 and/or 10.

            "Term Loans" shall have the meaning provided in Section 1.01(a).

            "Term Note" shall have the meaning provided in Section 1.05(a).

            "Test Period" shall mean each period of four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period).

            "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

            "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

            "Total Sales and Revenues" shall mean, for any period, sales of merchandise and services by the Borrower and its Subsidiaries to their respective third party customers, as reported in the Borrower's Form 10K and/or 10Q filed with the SEC covering such period.

            "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of each of the Lenders.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less

(y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all Letter of Credit Outstandings.

            "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being three separate Tranches, I.E., Term Loans, Revolving Loans and Swingline Loans.


            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, I.E., whether a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contribution).

            "United States" and "U.S." shall each mean the United States of America.

            "Unpaid Drawing" shall have the meaning provided for in Section 2.05(a).

            "Unutilized Revolving Loan Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender's RL Percentage of the Letter of Credit Outstandings at such time.

            "U.S. Bank" shall mean U.S. Bank National Association, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

            "Wholly-Owned Domestic Subsidiary" shall mean each Domestic Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

            "Wholly-Owned Foreign Subsidiary" shall mean each Foreign Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            SECTION 12. THE AGENTS.

            12.01 APPOINTMENT. The Lenders hereby irrevocably designate and appoint BTCo as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term "Administrative Agent" also shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Lenders hereby appoint U.S. Bank and Harris Trust as Syndication Agents to act as specified herein and in the other Credit Documents. The Lenders hereby appoint GECC as Documentation Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of each Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

            12.02 NATURE OF DUTIES. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. No Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by any of them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            12.03 LACK OF RELIANCE ON THE AGENTS. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            12.04 CERTAIN RIGHTS OF THE AGENTS. If any Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

            12.05 RELIANCE. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

            12.06 INDEMNIFICATION. To the extent any Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent (and any affiliate thereof) in proportion to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's (or such affiliate's) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

            12.07 EACH AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders," "Majority Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            12.08 HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.09 RESIGNATION BY THE AGENTS. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval shall not be required if a Default or an Event of Default then exists).

            (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower's consent shall not be required if a Default or an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

            (e) Each Syndication Agent and the Documentation Agent may, upon five Business Days' notice to the Borrower, the Administrative Agent and the Lenders, resign at any time (effective upon the fifth Business Day after the giving of such notice).

            (f) Upon a resignation of any Agent pursuant to this Section 12.09, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as an Agent.

            12.10 THE SYNDICATION AGENTS AND THE DOCUMENTATION AGENT. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each Syndication Agent and the Documentation Agent are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby. Without limitation of the foregoing, neither the Syndication Agent nor the Documentation Agent shall, solely by reason of this Agreement or any other Credit Document, have any fiduciary relationship in respect of any Lender or any other Person.

            SECTION 13.  MISCELLANEOUS.

            13.01 PAYMENT OF EXPENSES, ETC. The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Collateral Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and the Administrative Agent's other counsel and consultants) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and each Agent and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Agents and, after the occurrence of an Event of Default, counsel for each of the Lenders);
(ii) pay and hold each Agent and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save such Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent or such Lender) to pay such taxes; and (iii) indemnify each Agent and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous
Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance by the Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental
Claim asserted against the Borrower, any of its Subsidiaries or any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding, in each case, any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

            13.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent or such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            13.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

            13.04 BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, PROVIDED FURTHER, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, PROVIDED FURTHER, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would
(i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

            (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related out-standing Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other
Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (PROVIDED that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least (A) in the case of an assignment of Term Loans, $1,000,000 and (B) in the case of an assignment of Revolving Loan Commitments and related outstanding Obligations, $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, PROVIDED that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists the consent of the Borrower shall (in either case) be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), (iv) the consent of BTCo (which consent shall not be unreasonably withheld or delayed) shall be required in connection with any assignment of the Total Revolving
Loan Commitment and related outstanding Obligations (or, if the Total
Revolving Loan Commitment has terminated, outstanding Obligations), (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (vi) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section
13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's

Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to its trustee or such collateral agent, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

            13.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and any Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

            13.06 PAYMENTS PRO RATA. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its PRO RATA share of any such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

            13.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); PROVIDED that, (i) except as otherwise specifically provided herein, all computations of the Applicable Commitment Commission Percentage and the Applicable Margin, and all computations and all definitions (including accounting terms) used in determining compliance with Sections
9.07 through 9.11, inclusive, shall utilize generally accepted accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower referred to in Section 7.05(a), (ii) to the extent expressly provided herein, certain calculations shall be made on a PRO FORMA Basis and (iii) for the purposes of this Agreement, all Receivables Indebtedness shall be treated as Indebtedness of the Borrower and its Subsidiaries, regardless of any differing treatment pursuant to generally accepted accounting principles, except that for purposes of determinations of Consolidated Indebtedness, such Receivables Indebtedness shall only be included if same would constitute a component of Consolidated Indebtedness in accordance with the definition thereof contained therein.

            (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days (or 365/366 days in the case of interest on Base Rate Loans) for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

            13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE

SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

            (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and each Agent.

            13.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, each Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

            13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 AMENDMENT OR WAIVER; ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Loan Commitments on the Effective Date),
(iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of
Section 2 or alter such Issuing Lender's rights or obligations with respect to Letters of Credit issued by it, (3) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans, (4) without the consent of each Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of such Agent, (5) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (6) without the consent of the Supermajority Lenders (x) reduce the ratio set forth in Section 9.11 or (y) amend or modify the definition of Consolidated Working Capital Ratio to the extent that such amendment or modification would have the effect of making it easier for the Borrower to comply with Section 9.11 or (7) except in cases where additional extensions of term loans and/or revolving loans are being afforded substantially the same treatment afforded to the Term Loans and Revolving Loans pursuant to this Agreement as originally in effect, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders or alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01(a) or 4.02 (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered).

            (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower, if the respective Lender's consent is required with respect to less than all Tranches of the Loans (or related Commitments), to replace only the Revolving Loan Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment (if such Lender's consent is required as a result of its Revolving Loan Commitment) and/or repay each Tranche of outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent, in accordance with Sections 3.02(b) and/or 4.01(b), PROVIDED that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, PROVIDED FURTHER, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

            13.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

            13.14 DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

            13.15 REGISTER. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

            13.16 CONFIDENTIALITY. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company in its sole discretion deter-mines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Lenders in writing as confidential, PROVIDED that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender,
(ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, PROVIDED that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

            (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender any information related to the Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

            13.17 LIMITATION ON ADDITIONAL AMOUNTS. Notwithstanding anything to the contrary contained in Section 1.10, 2.06 or 4.04, unless a Lender gives notice to the Borrower that the Borrower is obligated to pay any amount under
Section 1.10, 2.06 or 4.04 within 180 days after the later of (x) the date such Lender incurs the respective increased costs. Taxes, loss, expense or liability, reduction in the amounts received or receivable hereunder or reduction in return of capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reduction in the amounts received or receivable hereunder or reduction in return of capital, such Lender shall only be entitled to be compensated for any such amount by the Borrower pursuant to Section 1.10, 2.06 or 4.04, as the case may be, to the extent that any such amounts are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to Section 1.10, 2.06 or 4.04, as the case may be; PROVIDED, HOWEVER, that if the circumstances giving rise to such claims have a retroactive effect, such 180-day period shall be extended to include the period of such retroactive effect. This Section 13.17 shall not be applicable to any Section of this Agreement other than Sections 1.10, 2.06 and 4.04.

            13.18 POST-CLOSING ACTIONS. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

            (i) Form UCC-1 financing statements and the grants of security interests in certain intellectual property delivered by the Borrower to the Collateral Agent on the Initial Borrowing Date pursuant to the Security Documents shall be filed in the appropriate governmental office within 10 days following the Initial Borrowing Date.

            (ii) stock certificates (and executed and undated endorsements for the transfer thereof) evidencing the Equity Interests of each Subsidiary (other than any Super Foods Subsidiary) of each Credit Party pledged to the Collateral Agent pursuant to the Pledge Agreement shall be delivered to the Collateral Agent within three days following the Initial Borrowing Date;

            (iii) stock certificates (and executed and undated endorsements for the transfer thereof) evidencing the Equity Interests of the Super Foods Subsidiaries pledged to the Collateral Agent pursuant to the Pledge Agreement shall be delivered to the Collateral Agent within ten days following the Initial Borrowing Date (or such later date as may be agreed to in writing by the Administrative Agent or the Required Lenders);

            (iv) notes in an aggregate outstanding principal amount of approximately $4,698,275 evidencing certain customer loans described on Annex C to the Pledge Agreement and not delivered on the Initial Borrowing Date shall be delivered to the Collateral Agent within 30 days following the Initial Borrowing Date (or such later date as may be agreed to in writing by the Administrative Agent or the Required Lenders); and

            (v) executed landlord waivers in respect of the Real Property set forth on Part B of Schedule IV (other than the Real Property located at 1133 Kingwood Avenue, Norfolk, Virginia) shall be delivered as promptly as possible following the Initial Borrowing Date, it being understood that the Borrower and its Subsidiaries shall only be required to use their reasonable commercial efforts to obtain such landlord waivers.

            All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Credit Documents); PROVIDED that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.18 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 13.18 have been taken (or were required to be taken). The acceptance of the benefits of the Loans shall constitute a covenant and agreement by the Borrower to each of the Lenders that the actions required pursuant to this Section 13.18 will be, or have been, taken within the relevant time periods referred to in this Section 13.18 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.18. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ADDRESS:
-------

7600 France Avenue South                    NASH-FINCH COMPANY
P.O. Box 355
Minneapolis, MN  55440-0355
Attention: Robert B. Dimond                 By: /S/ ROBERT B. DIMOND
Tel No: (952) 897-8148                         --------------------
Fax No: (952) 844-1239                          Title: Senior VP and CFO


                                            BANKERS TRUST COMPANY, Individually
                                                and as Administrative Agent


                                            By: /S/ SCOTTYE D. LINDSEY
                                                -----------------------
                                                Title: Vice President



                                            GENERAL ELECTRIC CAPITAL
                                                CORPORATION, Individually and as
                                                Documentation Agent

                                            By: /S/ PAUL M. FEEHAN
                                                ------------------
                                                Title: Duly Authorized Signatory



                                            HARRIS TRUST AND SAVINGS BANK,
                                                Individually and as a
                                                Syndication Agent

                                            By: /S/ C. SCOTT PLACE
                                                ------------------
                                                Title: Vice President

                                                                      SCHEDULE I

                                            U.S. BANK NATIONAL ASSOCIATION,
                                                Individually and as a
                                                Syndication Agent

                                            By: /S/ MARK OLMON
                                                --------------
                                                Title: Senior Vice President



                                            FIRSTAR BANK, N.A.

                                            By: /S/ MARC MEIROVITZ
                                                ------------------
                                                Title: Vice President



                                            GMAC COMMERCIAL CREDIT LLC

                                            By: /S/ FRANK IMPERATO
                                                ------------------
                                                Title: Senior Vice President



                                            THE BANK OF TOKYO MITSUBISHI,LTD.,
                                                 CHICAGO BRANCH

                                            By: /S/ PATRICK MCCUE
                                                -----------------
                                                Title: Vice President & Manager



                                            TRANSAMERICA BUSINESS CREDIT
                                                CORPORATION

                                            By: /S/ STEVE GOETSCHIUS
                                                --------------------
                                                Title: Senior Vice President



                                            NATIONAL CITY BANK

                                            By: /S/ PATRICIA JACKSON
                                                --------------------
                                                Title: Vice President

                                                                     SCHEDULE I


                                   COMMITMENTS
                                   -----------


                                                                  TERM LOAN                     REVOLVING LOAN
             LENDER                                               COMMITMENT                       COMMITMENT
             ------                                               ----------                       ----------
             Bankers Trust Company                                 $14,000,000                    $21,000,000

             General Electric Capital
             Corporation                                           $14,000,000                    $21,000,000

             Harris Trust and Savings Bank                         $14,000,000                    $21,000,000

             U.S. Bank National                                    $14,000,000                    $21,000,000
             Association

             Firstar Bank, N.A.                                    $10,000,000                    $15,000,000

             GMAC Commercial Credit                                $10,000,000                    $15,000,000
             LLC

             The Bank of Tokyo                                     $10,000,000                    $15,000,000
             Mitsubishi,   Ltd.
             Chicago Branch

             Transamerica Business Credit                          $10,000,000                    $15,000,000
             Corporation

             National City Bank                                    $ 4,000,000                    $ 6,000,000
                                                                  ------------                   ------------
             TOTAL:                                               $100,000,000                   $150,000,000

                                                                     SCHEDULE II


                                LENDER ADDRESSES
                                ----------------



LENDER                                           ADDRESS
------                                           -------

Bankers Trust Company                            130 Liberty Street
                                                 New York, New York  10006
                                                 Attention:  Scottye Lindsey
                                                 Tel:  212-250-3964
                                                 Fax:  212-250-7218

General Electric Capital Corporation             10 South LaSalle Street
                                                 Suite 2800
                                                 Chicago, Illinois  60603
                                                 Attention:  Paul Feehan
                                                 Tel: (312) 419-5923
                                                 Fax: (312) 419-5957

Harris Trust and Savings Bank                    111 West Monroe Street
                                                 Chicago, Illinois  60603
                                                 Attention:  C. Scott Place
                                                 Tel: (312) 461-6703
                                                 Fax: (312) 765-8095

U.S. Bank National Association                   J.S. Bank Place
                                                 601 Second Avenue South
                                                 Minneapolis, MN  55402-4302
                                                 Attention: Mark Olmon
                                                 Tel: (612) 973-1085
                                                 Fax: (612) 973-0825

Firstar Bank, N.A.                               101 East Fifth Street
                                                 12th Floor
                                                 St. Paul, Minnesota  55101-1880
                                                 Attention: Marc Meirovitz
                                                 Tel: (651) 225-3841
                                                 Fax: (651) 298-6026

GMAC Commercial Credit LLC                       1290 Avenue of the Americas
                                                 New York, New York  10104
                                                 Attention: David Duffy
                                                 Tel: (212) 884-7142
                                                 Fax: (212) 408-7399

                                                                     SCHEDULE II
                                                                          Page 2

LENDER                                           ADDRESS
------                                           -------

The Bank of Tokyo Mitsubishi, Ltd.               90 South Seventh Street
Chicago Branch                                   5100 Wells Fargo Center
                                                 Minneapolis, Minnesota  55402
                                                 Attention:  Patrick McCue/
                                                             Matthew Demott
                                                 Tel: (612) 333-0505
                                                 Fax: (612) 333-3735

TransAmerica Business Credit Corporation         International Corporate Center
                                                 at Rye
                                                 555 Theodore Fremd Avenue
                                                 Suite C-301
                                                 Rye, New York  10580
                                                 Attention:  Paul Dellova
                                                 Tel: (914) 925-7219
                                                 Fax: (914) 925-0110

National City Bank                               155 East Broad Street
                                                 Columbus, Ohio  43291
                                                 Attention:  Patricia Jackson
                                                 Tel: (614) 463-5065
                                                 Fax: (614) 463-8065

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                         PAGE
                                                                                                                         ----
           1.01  The Commitments............................................................................................1
           1.02  Minimum Amount of Each Borrowing...........................................................................3
           1.03  Notice of Borrowing........................................................................................4
           1.04  Disbursement of Funds......................................................................................5
           1.05  Notes......................................................................................................6
           1.06  Conversions................................................................................................7
           1.07  Pro Rata Borrowings........................................................................................8
           1.08  Interest...................................................................................................8
           1.09  Interest Periods...........................................................................................9
           1.10  Increased Costs, Illegality, etc..........................................................................10
           1.11  Compensation..............................................................................................11
           1.12  Change of Lending Office..................................................................................12
           1.13  Replacement of Lenders....................................................................................12

SECTION 2.  Letters of Credit..............................................................................................13

           2.01  Letters of Credit.........................................................................................13
           2.02  Maximum Letter of Credit Outstandings; Final Maturities...................................................14
           2.03  Letter of Credit Requests; Minimum Stated Amount..........................................................14
           2.04  Letter of Credit Participations...........................................................................15
           2.05  Agreement to Repay Letter of Credit Drawings..............................................................17
           2.06  Increased Costs...........................................................................................18

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment..........................................................19

           3.01  Fees......................................................................................................19
           3.02  Voluntary Termination of Revolving Loan Commitments.......................................................20
           3.03  Mandatory Reduction of Commitments........................................................................20

SECTION 4.  Prepayments; Payments; Taxes...................................................................................21

           4.01  Voluntary Prepayments.....................................................................................21
           4.02  Mandatory Repayments......................................................................................22
           4.03  Method and Place of Payment...............................................................................25
           4.04  Net Payments..............................................................................................25

SECTION 5.  Conditions Precedent to Credit Events on the Initial Borrowing Date............................................27

           5.01  Effective Date; Notes.....................................................................................27
           5.02  Officer's Certificate.....................................................................................27
           5.03  Opinions of Counsel.......................................................................................27
           5.04  Corporate Documents; Proceedings; etc.....................................................................28


                                       (i)



                                                                                                                         PAGE
                                                                                                                         ----
           5.05  Existing Credit Agreement.................................................................................28
           5.06  Adverse Change; Governmental Approvals; etc...............................................................29
           5.07  Litigation................................................................................................29
           5.08  Pledge Agreement..........................................................................................29
           5.09  Security Agreement........................................................................................29
           5.10  Subsidiaries Guaranty.....................................................................................30
           5.11  Mortgages; Title Insurance; Survey; Landlord Waivers......................................................30
           5.12  Officer's Certificate as to Compliance with Existing Senior Subordinated Indenture........................31
           5.13  Financial Statements......................................................................................31
           5.14  Solvency Certificate; Insurance Certificates..............................................................31
           5.15  Fees, etc.................................................................................................32

SECTION 6.  Conditions Precedent to All Credit Events......................................................................32

           6.01  No Default; Representations and Warranties................................................................32
           6.02  Notice of Borrowing; Letter of Credit Request.............................................................32

SECTION 7.  Representations, Warranties and Agreements.....................................................................32

           7.01  Organizational Status.....................................................................................33
           7.02  Power and Authority.......................................................................................33
           7.03  No Violation..............................................................................................33
           7.04  Approvals.................................................................................................34
           7.05  Financial Statements; Financial Condition; Undisclosed Liabilities........................................34
           7.06  Litigation................................................................................................35
           7.07  True and Complete Disclosure..............................................................................35
           7.08  Use of Proceeds; Margin Regulations.......................................................................36
           7.09  Tax Returns and Payments..................................................................................36
           7.10  Compliance with ERISA.....................................................................................37
           7.11  The Security Documents....................................................................................38
           7.12  Properties................................................................................................39
           7.13  Capitalization............................................................................................39
           7.14  Subsidiaries..............................................................................................39
           7.15  Compliance with Statutes, etc.............................................................................40
           7.16  Investment Company Act....................................................................................40
           7.17  Public Utility Holdings Company Act.......................................................................40
           7.18  Environmental Matters.....................................................................................40
           7.19  Labor Relations...........................................................................................41
           7.20  Intellectual Property, etc................................................................................41
           7.21  Indebtedness..............................................................................................41
           7.22  Insurance.................................................................................................41
           7.23  Subordination: Designation of the Credit Documents as "Designated Senior Indebtedness"; Etc...............41

                                      (ii)



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SECTION 8.  Affirmative Covenants..........................................................................................42

           8.01  Information Covenants.....................................................................................42
                          (a)  Quarterly Financial Statements..............................................................42
                          (b)  Annual Financial Statements.................................................................43
                          (c)  Management Letters..........................................................................43
                          (d)  Budgets.....................................................................................43
                          (e)  Officer's Certificates, etc.................................................................43
                          (f)  Notice of Default, Litigation and Material Adverse Effect...................................44
                          (g)  Other Reports and Filings...................................................................44
                          (h)  Environmental Matters.......................................................................45
                          (i)    ..........................................................................................45
                          (j)  Other Information...........................................................................45
           8.02  Books, Records and Inspections; Annual Meetings...........................................................46
           8.03  Insurance.................................................................................................46
           8.04  Existence; Franchises.....................................................................................47
           8.05  Compliance with Statutes, etc.............................................................................47
           8.06  Compliance with Environmental Laws........................................................................47
           8.07  ERISA.....................................................................................................48
           8.08  End of Fiscal Years; Fiscal Quarters......................................................................50
           8.09  Performance of Obligations................................................................................50
           8.10  Payment of Taxes..........................................................................................50
           8.11  Use of Proceeds...........................................................................................50
           8.12  Additional Security; Further Assurances; etc..............................................................50
           8.13  Foreign Subsidiaries Security.............................................................................53
           8.14  Permitted Acquisitions....................................................................................53
           8.15  Ownership of Subsidiaries; etc............................................................................55
           8.16  Maintenance of Company Separateness.......................................................................56
           8.17  No Other "Designated Senior Indebtedness".................................................................54

SECTION 9.  Negative Covenants.............................................................................................56

           9.01  Liens    .................................................................................................56
           9.02  Consolidation, Merger, Purchase or Sale of Assets, etc....................................................59
           9.03  Restricted Payments. .....................................................................................62
           9.04  Indebtedness..............................................................................................64
           9.05  Advances, Investments and Loans...........................................................................66
           9.06  Transactions with Affiliates..............................................................................69
           9.07  Capital Expenditures......................................................................................69
           9.08  Consolidated Interest Coverage Ratio......................................................................71
           9.09  Consolidated Fixed Charge Coverage Ratio..................................................................71
           9.10  Leverage Ratio............................................................................................71
           9.11  Consolidated Working Capital Ratio........................................................................72
           9.12  Limitations on Voluntary Prepayments and Modifications of Indebtedness; Modifications of
                  Certificate of Incorporation, By-Laws and Certain Other Agreements, etc..................................72


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           9.13  Limitation on Certain Restrictions on Subsidiaries........................................................73
           9.14  Limitation on Issuance of Capital Stock...................................................................73
           9.15  Business..................................................................................................74
           9.16  Limitation on Creation of Subsidiaries....................................................................74
           9.17  Overriding Provisions with Respect to Certain Covenants...................................................75

SECTION 10.  Events of Default.............................................................................................75

           10.01  Payments.................................................................................................76
           10.02  Representations, etc.....................................................................................76
           10.03  Covenants................................................................................................76
           10.04  Default Under Other Agreements...........................................................................76
           10.05  Bankruptcy, etc..........................................................................................77
           10.06  ERISA....................................................................................................77
           10.07  Security Documents.......................................................................................78
           10.08  Guaranties...............................................................................................78
           10.09  Judgments................................................................................................78
           10.10  Change of Control........................................................................................78
           10.11  Receivables Facility.....................................................................................79
           10.12  Ownership of Restricted Subsidiaries.....................................................................79
           10.13  Amendments to the Receivables Facility Documents.........................................................79

SECTION 11.  Definitions and Accounting Terms..............................................................................80

           11.01  Defined Terms............................................................................................80

SECTION 12.  The Agents...................................................................................................108

           12.01  Appointment.............................................................................................108
           12.02  Nature of Duties........................................................................................108
           12.03  Lack of Reliance on the Agents..........................................................................108
           12.04  Certain Rights of the Agents............................................................................109
           12.05  Reliance................................................................................................109
           12.06  Indemnification.........................................................................................109
           12.07  Each Agent in its Individual Capacity...................................................................109
           12.08  Holders.................................................................................................110
           12.09  Resignation by the Agents...............................................................................110
           12.10  The Syndication Agents and the Documentation Agent......................................................111

SECTION 13.  Miscellaneous................................................................................................111

           13.01  Payment of Expenses, etc................................................................................111
           13.02  Right of Setoff.........................................................................................112
           13.03  Notices.................................................................................................111
           13.04  Benefit of Agreement; Assignments; Participations.......................................................113
           13.05  No Waiver; Remedies Cumulative..........................................................................115
           13.06  Payments Pro Rata.......................................................................................115
           13.07  Calculations; Computations..............................................................................116


                                      (iv)



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           13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL..................................116
           13.09  Counterparts............................................................................................117
           13.10  Effectiveness...........................................................................................118
           13.11  Headings Descriptive....................................................................................118
           13.12  Amendment or Waiver; etc................................................................................118
           13.13  Survival................................................................................................120
           13.14  Domicile of Loans.......................................................................................120
           13.15  Register................................................................................................120
           13.16  Confidentiality.........................................................................................120
           13.17  Limitation on Additional Amounts........................................................................121
           13.18  Post-Closing Actions....................................................................................121

SCHEDULE I                Commitments
SCHEDULE II               Lender Addresses
SCHEDULE III              Existing Letters of Credit
SCHEDULE IV               Real Property
SCHEDULE V                Subsidiaries
SCHEDULE VI               Existing Indebtedness
SCHEDULE VII              Insurance
SCHEDULE VIII             Existing Liens
SCHEDULE IX               Closed Distribution Centers and Retail Stores
SCHEDULE X                Existing Investments

EXHIBIT A-1               Notice of Borrowing
EXHIBIT A-2               Notice of Conversion/Continuation
EXHIBIT B-1               Term Note
EXHIBIT B-2               Revolving Note
EXHIBIT B-3               Swingline Note
EXHIBIT C                 Letter of Credit Request
EXHIBIT D                 Section 4.04(b)(ii) Certificate
EXHIBIT E                 Opinion of Oppenheimer Wolff & Donnelly LLP
EXHIBIT F                 Officers' Certificate
EXHIBIT G                 Pledge Agreement
EXHIBIT H                 Security Agreement
EXHIBIT I                 Subsidiaries Guaranty
EXHIBIT J                 Solvency Certificate
EXHIBIT K                 Compliance Certificate
EXHIBIT L                 Assignment and Assumption Agreement
EXHIBIT M                 Intercompany Note
EXHIBIT N                 Subordination Provisions


                                      (v)